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                                                                    Exhibit 10.3

            INDENTURE OF LEASE (the "Lease") made as of this 13th day of December, 1999, between 622 BUILDING COMPANY LLC, a New York limited liability company, having an office at 750 Lexington Avenue, New York, New York 10022 ("Landlord") and TMP WORLDWIDE, INC., a New York corporation having an office at 1633 Broadway, New York, New York 10019 ("Tenant").

                              W I T N E S S E T H :

                                    ARTICLE 1

                                 PREMISES; TERM

            Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the following space ("Demised Premises"): the entire 36th, 37th, 38th and 39th floors as shown crosshatched on the floor plan (Schedule A) attached hereto, in the office building known as and by the street number 622 Third Avenue, in the Borough of Manhattan, City and State of New York ("Building"), upon and subject to the terms, covenants and conditions hereafter set forth.

            TO HAVE AND TO HOLD the Demised Premises unto Tenant for a term commencing on the Commencement Date (as defined in Article 2 hereof) and ending on a date (the "Expiration Date") which shall be fifteen (15) years and eight
(8) months after the Commencement Date, plus the number of days required, if any, to have such term expire on the last day of a calendar month, or on such earlier date upon which said term may expire or terminate pursuant to the conditions of this Lease or pursuant to law.

            IT IS MUTUALLY COVENANTED AND AGREED between Landlord and Tenant as follows:

                                    ARTICLE 2

                              COMMENCEMENT OF TERM

            Section 2.01. The term of this Lease, for which the Demised Premises are hereby leased, shall commence on the date, but not prior to February 1, 2000 (the "Commencement Date") that Landlord's work , as hereinafter set forth in
Section 2.02, shall be substantially completed and Landlord has delivered possession of the Demised Premises to Tenant in accordance with the terms of this Lease. Landlord's work shall be deemed to be substantially completed all of Landlord's work, except for minor details or adjustments,
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none of which materially interfere with Tenant's access to and possession of the
Demised Premises for Tenant's work, have been completed.

            Section 2.02. Tenant has fully inspected the Demised Premises, is familiar with the condition thereof and agrees to accept possession of the same on the Commencement Date. Except as hereinafter provided, Landlord shall not be required to do any work therein to make the same suitable for the operation of Tenant's business. However, Landlord, at its expense shall do the following work:

                  (i) Demolish only those portions of the improvements (i.e., walls, ductwork) in the Demised Premises as shown on Tenant's demolition plans and deliver space broom clean. Tenant agrees to deliver said demolition plans to Landlord by 5:00 p.m. on December 10, 1999. If Tenant fails to deliver said plans by such date, then the Commencement Date of this Lease shall be accelerated by the number of days of such delay.

                  (ii) Deliver an ACP-5 certificate, provided Landlord shall not be required to remove the adhesive material securing the old floor covering nor remove the existing VCT tile. However Landlord shall flash patch the area abutting the VCT tile to make same level, ready for installation by Tenant of its floor covering.

                  (iii) Provide electricity of at least six (6) watts demand load per usable square foot, exclusive of Building HVAC.

                  (iv) Put core bathrooms and elevator call buttons on the floors of the premises in compliance with the Americans with Disability Act.

                  (v) Place sprinkler system in good working order.

                  (vi) Place Building HVAC system in good working order.

                  (vii) If required, without charge by Landlord, provide sufficient connection points in the appropriate existing TDS panel in accordance with Tenant's plans, for its use set forth in Section 4.01 and in compliance with New York City Fire Department Code and Regulations.

                  (viii) Remove mail conveyor and install slab over floor openings.

                  (ix) Repair existing broken or cracked glass as of the date hereof.


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                  (x) All base building electric panels to be in place in
      electrical closets on the floors of the Premises.

            Section 2.03. Promptly after the Commencement Date, Landlord and Tenant shall execute a mutually satisfactory statement in recordable form confirming the agreed upon Commencement and Expiration Dates of this Lease, in accordance with the foregoing provisions.

            Section 2.04. Landlord shall use its best efforts to substantially complete its work as set forth in Section 2.02 by February 1, 2000, as extended by the number of days following December 10, 1999 that Tenant has failed to deliver its demolitions plans to the date of delivery thereof, as provided in
Section 2.02(i) above. If Landlord fails to substantially complete its work by April 1, 2000 (as extended by the number of days that Tenant has failed to deliver its demolition plans), then Tenant may complete such work on behalf of Landlord. In such event, Landlord shall reimburse Tenant for the reasonable cost of the work performed by Tenant within ten (10) days after delivery to Landlord of receipted bills evidencing the cost of such work together with waivers of mechanics lien. Landlord may perform its work at the same time that Tenant is performing its initial work in the Demised Premises, provided Landlord's and Tenant's contractors shall work in harmony and not interfere with the other.

                                    ARTICLE 3

                                      RENT

            Section 3.01. Commencing on the Commencement Date, Tenant shall pay as rent for the Demised Premises, the following:

                  (a) a fixed minimum rent (the "minimum rent") at the annual rate of $4,992,000 per annum (or $416,000 per month), provided if the Commencement Date is not the first day of a month, then the minimum rent for such month shall be prorated based upon the actual number of days in such month; and

                  (b) all other sums and charges required to be paid by Tenant under the terms of this Lease (including without limitation, the payments required to be made under Article 22), which shall be deemed to be and are sometimes referred to hereafter as additional rent.


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            Section 3.02. Notwithstanding the provisions of Section 3.01 hereof and provided Tenant is not then in monetary default under any of the provisions of this Lease on its part to be performed, Tenant shall be entitled to an abatement of the minimum rent only as follows: (i) the amount of $416,000 for each of the 1st, 2nd, 3rd, 4th, 5th and 6th, months of the term and (ii) the amount of $208,000 for each of the 7th, 8th, 9th, and 10th months following the Commencement Date, provided the balance of minimum rent for each of such months of $208,000 shall be payable by Tenant. Tenant acknowledges that the consideration for the aforesaid abatement of minimum rent is Tenant's agreement to perform all of the terms, covenants and conditions of this Lease on its part to be performed. Therefore, if this Lease shall be terminated by reason of Tenant's default prior to the fifth (5th) anniversary of the Commencement Date, the aggregate amount of all minimum rent that was abated shall immediately thereafter become due and payable by Tenant to Landlord. In the event of Tenant's failure to pay such aggregate amount to Landlord, Landlord shall be entitled to the same rights and remedies as in the event of Tenant's default in the payment of minimum rent. Tenant shall be required to pay additional rent from and after the Commencement Date.

            Section 3.03. The minimum rent shall be payable in equal monthly installments in advance on the first day of each and every month during the term of this Lease, except that the amount of $416,000 shall be paid upon the execution of this Lease and applied to the payment of minimum rent for the 7th and 8th month of the terms.

            Landlord and Tenant agree that Tenant shall pay minimum rent, additional rent and other amounts now due or hereafter to become due to the Landlord or its agents as provided for in this Lease, (as and when due) directly to the following lock-box account:

                        622 Building Company LLC
                        P.O. Box 41007
                        Newark, New Jersey 07101-8700

All rent checks shall be made payable to 622 Building Company LLC.

            Section 3.04. Tenant shall pay the minimum rent and additional rent in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment.

            Section 3.05. The minimum rent and additional rent shall be payable by Tenant without any set-off, abatement or deduction whatsoever and without notice or demand, except as otherwise expressly provided herein.


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

                                    ARTICLE 4

                                       USE

            Section 4.01. Tenant shall use and occupy the Demised Premises for administrative, executive and general office purposes only, and uses incidental thereto.

            Section 4.02. Notwithstanding the provisions of Section 4.01, Tenant shall not use or allow the use of the Demised Premises or any part thereof (1) for the cooking and/or sale of food, except that Tenant may warm foods through a microwave; (2) for storage for sale of any alcoholic beverage in the Demised Premises; (3) for the storage and/or sale of any product or material from the Demised Premises; (4) for manufacturing or printing purposes; (5) for the conduct of a school or training facility or similar type of business which results in the presence of the general public in the Demised Premises; (6) for the conduct of the business of an employment agency or personnel agency, except a mid-management and/or executive search agency shall be allowed; (7) for the conduct of any public auction or public exhibition; (8) for occupancy by a foreign, United States, state, municipal or other governmental or quasi-governmental body, agency or department or any authority or other entity which is affiliated therewith or controlled thereby and which has diplomatic or sovereign immunity or the like with respect to a commercial lease; (9) for messenger or delivery service (excluding Tenant's own employees or outside services); (10) as a public stenographer or typist; (11) as a telephone or telegraph agency; (12) as a company engaged in the business of renting office(s) or desk space in the Demised Premises; (13) as medical offices or a laboratory;
(14) as a travel agency; (15) as a dating service; (16) as a restaurant; (17) as a night club, discotheque, arcade or like kind establishments; (18) as a public or quasi-public health facility, radiation treatment facility, methadone clinic or other drug related clinic, abortion clinic, or for any practice conducted in or through the format of a clinic; (19) as a pawn shop; (20) as an off-track betting parlor; (21) as a homeless shelter, soup kitchen or similar use; (22) for the sale or display or pornographic products or services; (23) for the use or storage of flammable liquids or chemicals (unless incidental to a permitted use); (24) as a funeral parlor; (25) for the sale or grooming of pets; or (26) for any form of spiritualist services, such a fortune telling or reading. Furthermore, the Demised Premises shall not be used for any purpose that would, in Landlord's reasonable judgment, tend to lower the first-class character of the Building, create unreasonable or excessive elevator or floor loads, unreasonably impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building, unreasonably interfere with the use of the other areas of the Building by any other tenants, or impair the appearance of the Building. Neither Tenant nor any person within Tenant's control shall use, generate, store, treat and/or dispose of any Hazardous Materials (as hereinafter defined) in, on, under or about the Demised Premises.

            Section 4.03. If any governmental license or permit, other than a Certificate of Occupancy is required for the proper and lawful conduct of Tenant's business in the


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Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way adversely affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord, unless the requirement for the same by Tenant is attributable to an act or omission of Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

            Section 4.04. Tenant shall not at any time use or occupy, or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy, for the Demised Premises , and will not permit or cause any act to be done or any condition to exist on the Demised Premises which may be dangerous unless safeguarded as required by law, or which in law constitutes a nuisance, public or private, or which may make void or voidable any insurance maintained by Landlord then in force covering the Building and building equipment. Landlord represents to Tenant that as of the Commencement Date the Certificate of Occupancy for the Building permits the use of the Demised Premises in the manner required in Section 4.01 of this Lease.

                                    ARTICLE 5

                              ALTERATIONS, FIXTURES


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            Section 5.01. Tenant, without Landlord's prior consent, shall make no structural alterations, installations, additions, or improvements in or to the Demised Premises ("work") including, but not limited to, an air-conditioning or cooling system, or any unit or part thereof or other apparatus of like or other nature, railings, mezzanine floors, galleries and the like. However, subject to Landlord's consent which shall not be unreasonably withheld or delayed, Tenant may make non-structural interior work not adversely affecting the Building systems. Tenant, subject to plans and specifications approved by Landlord and the provisions of Section 5.01, may install a stairway between the respective floors (including the Additional Space referred to in Article 38) of the Demised Premises. With respect to any work requiring Landlord's approval and performance by any contractor other than Landlord, Tenant shall pay to Landlord during the five (5) years of the term of this Lease following February 1, 2000, five (5%) percent and during the term of this Lease following February 1, 2000 seven and one half (7-1/2%) percent of the cost of such work for supervision, coordination and other expenses incurred by Landlord in connection therewith. However, such five (5%) or seven and one half (7-1/2%) percent charge, as the case may be, shall not apply to Tenant's initial work in the Demised Premises or initial work in any Additional Space or Further Additional Space referred to in
Article 38, nor to any future work therein not requiring a building permit from the applicable municipal authorities. Tenant acknowledges that the ICIP Program (as hereinafter defined) may impose requirements with respect to the hiring and training practices, among other matters, of contractors and subcontractors engaged to perform certain work in the Building for Tenant (collectively, herein called "Tenant's Contractors"). Tenant shall use Tenant's Contractors (subject to Landlord's approval) that qualify under the applicable requirements of the ICIP Program for the performance of Tenant's initial work and any subsequent alterations to the Demised Premises and Tenant will require Tenant's Contractors to comply with the provisions of the ICIP Program. If Landlord is notified of any violation of the ICIP Program by Tenant's Contractors, Landlord shall promptly advise Tenant, and Tenant shall take all necessary actions to cure such violations. Workers' compensation and public liability insurance and property damage insurance, all in amounts and with companies and/or forms reasonably satisfactory to Landlord, shall be provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and before proceeding with the work, certificates of such insurance shall be furnished to Landlord. If consented to by Landlord, all such work shall be done at Tenant's sole expense and in full compliance with all requirements of governmental authorities having jurisdiction thereover. Upon completion of such work, Tenant shall deliver to Landlord 1/4" scale "as built" plans for the same. All work affixed to the realty or if not so affixed but for which Tenant shall have received a credit from Landlord, shall become the property of Landlord, subject to Tenant's right to replace same during the term hereof with items of equal quality, class and value, and shall remain upon, and be surrendered with, the Demised Premises as a part thereof at the end of the term or any renewal or extension term, as the case may be, without allowance to Tenant or charge to Landlord, unless Landlord elects otherwise on notice to Tenant given at the time Landlord has consented to the work. However, if Landlord shall elect, otherwise, Tenant at Tenant's expense, at or prior to any termination of this Lease, shall remove all such work or such portion thereof as Landlord shall elect and Tenant shall restore the Demised Premises to its


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original condition, reasonable wear and tear excepted, at Tenant's expense.
Notwithstanding the foregoing, Tenant shall not be required to remove any of its initial work in the Demised Premises or any Additional Space or Further Additional Space referred to in Article 38. However Tenant, at its expense, at the expiration or termination of this Lease, shall remove any internal stairway installed by it and restore such portion of the floor where the same has been removed to its original condition. If any Building facilities or services, including but not limited to air-conditioning and ventilating equipment installed by Landlord, are adversely affected or damaged by reason of the work by Tenant, Tenant, at its expense, shall repair such damage to the extent such damage has been caused by Tenant's work and shall correct the work so as to prevent any further damage or adverse effect on such facilities or services.

            Section 5.02. Prior to commencing any work pursuant to the provisions of Section 5.01, Tenant shall furnish to Landlord:

                  (a) Plans and specifications for the work to be done.

                  (b) Copies of all governmental permits and authorizations which may be required in connection with such work. Landlord shall execute any required application for such building permits, subject to Landlord's approval of the plans and specifications for the work covering the applicable permit referred to in (a) above and subject to the provisions of Section 5.01.

                  (c) A certificate evidencing that Tenant (or Tenant's contractor) has procured workers' compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, Tenant, any mortgagee or the Building.

                  (d) Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Section 9.03) as Landlord may reasonably require because of the nature of the work to be done by Tenant, provided that landlords of buildings comparable to and in the vicinity of the Building typically requite the same insurance for such work.

            Section 5.03. Within ten (10) business days of Landlord's receipt of any plans and specifications, or revised plans and specifications, from Tenant relating to any work proposed to be completed by Tenant in the Demised Premises, Landlord shall approve the same or issue detailed comments to same, and upon Landlord's failure to do so, said plans and specifications, or revised plans and specifications, shall be deemed approved.

            Section 5.04. Where furnished by or at the expense of Tenant (except the replacement of an item theretofore furnished and paid for by Landlord or for which Tenant has


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received a credit from Landlord for furniture or personal property), all movable property, furniture, furnishings, roller files, equipment and trade fixtures ("personalty") other than those affixed to the realty shall remain the property of and shall be removed by Tenant on or prior to any termination or expiration of this Lease, and, in the case of damage by reason of such removal, Tenant, at Tenant's expense, promptly shall repair the damage. If Tenant does not remove any such personalty, Landlord, at its election, (a) may cause the personalty to be removed and placed in storage at Tenant's expense or (b) may treat the personalty as abandoned and may dispose of the personalty as it sees fit without accounting to Tenant for any proceeds realized upon such disposal.

            Section 5.05. Tenant agrees that in the exercise of its rights pursuant to the provisions of this Article 5 Tenant shall endeavor to complete such work in a manner which would not create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Building or interfere with the business of Landlord or any Tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 5, Tenant shall, promptly upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this Lease and pursuant to law, shall have the right to injunction without notice. With respect to Tenant's work, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Demised Premises during those hours other than as provided in Section 21.01(a) in accordance with Landlord's customary charges therefor, provided that there shall be no freight elevator charges for the first sixteen (16) hours of such use.


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                                    ARTICLE 6

                                     REPAIRS

            Section 6.01. Tenant shall take good care of the Demised Premises and the fixtures therein and all portions of the HVAC, mechanical, plumbing and electrical systems within and exclusively serving the Demised Premises, and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition. All damage or injury to the Demised Premises or the Building or to any building equipment or systems caused by Tenant moving property in or out of the Building or by installation or removal of personalty or resulting from negligence or conduct of Tenant, its employees, agents, contractors, customers, invitees and visitors, shall be repaired, promptly by Tenant at Tenant's expense, and whether or not involving structural changes or alterations, to substantially the condition which existed prior to such damage or injury. All repairs shall include replacements or substitutions where necessary and shall be at least equal to the quality, class and value of the property repaired, replaced or substituted and shall be done in a good and workmanlike manner.

            Section 6.02. Landlord, at its expense, shall maintain in a first-class manner and make all repairs and replacements, structural and otherwise, to the exterior and public portions of the Building and to the Demised Premises, unless Tenant is required to make them under the provisions of
Section 6.01 or unless required as a result of the performance or existence of alterations performed by Tenant or on Tenant's behalf, in which event Tenant, at its expense, shall perform such maintenance, repairs or replacements. Upon becoming aware of the need therefor, Tenant shall notify Landlord of the necessity for any repairs for which Landlord may be responsible in the Demised Premises under the provisions of this Section. Any and all work performed by Landlord pursuant to this Section 6.02 shall be performed in a good and workman-like manner. Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises. However, Landlord shall use reasonable efforts to perform all such maintenance, and complete all such repairs and replacements, as expeditiously as possible and in a manner to minimize its interference with the normal conduct of Tenant's business, provided Landlord shall not be required to employ overtime or premium labor.

            Section 6.03. Tenant shall not store or place any materials or other obstructions in the lobby or other public portions of the Building, or on the sidewalk abutting the Building.


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                                    ARTICLE 7

                                FLOOR LOAD; NOISE

            Section 7.01. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry (50 lbs. live per square foot) and which is allowed by law.

            Section 7.02. Business machines and mechanical equipment belonging to Tenant which cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Demised Premises, to such a degree as to be reasonably objectionable to Landlord or which unreasonably interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate such objectionable or interfering noise or vibration.

                                    ARTICLE 8

              LAWS, ORDINANCES, REQUIREMENTS OF PUBLIC AUTHORITIES


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            Section 8.01. (a) Tenant, at its expense, shall comply with all laws, orders, ordinances, rules and regulations and directions of Federal, State, County and Municipal authorities and departments thereof having jurisdiction over the Demised Premises and the Building, including but not limited to the Americans With Disabilities Act ("Governmental Requirements"), referable to Tenant or the Demised Premises, arising by reason of Tenant's particular use or manner of use of the Demised Premises (as distinguished from its use merely as offices) or any installations made therein by or at Tenant's request, or any default by Tenant under this Lease. Landlord represents that on the Commencement Date the Demised Premises will be in compliance with all applicable Governmental Requirements, including, without limitation, the Americans with Disabilities Act and those covering Hazardous Materials (as hereinafter defined). Tenant may use the existing fire stairways connecting the floors of the Demised premises for ingress and egress between the floors thereof and install appropriate security devices and cameras, provided such use shall not interfere with the intended use of such stairways in the event of fire or other emergency and shall be in compliance with all applicable Governmental Requirements.

                  (b) Tenant covenants and agrees that Tenant shall, at Tenant's sole cost and expense, comply at all times with all Governmental Requirements governing the use, generation, storage, treatment and/or disposal of any "Hazardous Materials" (which term shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 ET SEQ., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6010 ET Seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. ss. 2601 ET SEq., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. ss. 466 ET SEq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. ss. 7401 ET SEq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 ET SEq., and any hazardous or toxic substances or pollutant regulated under any other Governmental Requirements). Tenant shall indemnify and hold harmless Landlord, its partners, officers, shareholders, members, directors and employees and any mortgagee (collectively, the "Indemnitees"), from and against any loss, cost, damage, liability or expense (including attorneys' fees and disbursements) arising by reason of any cleanup, removal, remediation, detoxification action or any other activity required of any Indemnitees by any government authority by reason of the presence in or about the Land, the


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      Building or the Demised Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or any person or entity within Tenant's control or the breach of this Lease by Tenant or any person or entity within Tenant's control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

                  (c) Landlord, at its expense, shall comply with and cure all Governmental Requirements relating to the public portions of the Building and to the Demised Premises, provided non-compliance will materially curtail Tenant's use or access to the Demised Premises, and provided that Tenant is not obligated to comply with them under the provisions of subdivision (a) of this Section. Landlord, at its expense, may contest the validity of any Governmental Requirements and postpone compliance therewith pending such contest, provided, however, that Landlord shall undertake such contest promptly and pursue same with due diligence if non-compliance will adversely affect Tenant's use of or access to the Demised Premises.

                  (d) Landlord represents that, on the Commencement Date the Demised Premises will be free of (i) asbestos, except with respect to any asbestos in the adhesive material securing the existing floor covering, and (ii) Hazardous Materials. Landlord agrees to indemnify and hold Tenant harmless from and against any and all losses, costs, damages, liabilities, penalties, judgments, fines and expenses, including, without limitation, attorney's fees and disbursements and court costs, which Tenant may incur as a result of a violation by Landlord of this subdivision (d). If Landlord breaches this subdivision (d), and Landlord fails to commence to cure such breach within thirty (30) days of written notice from Tenant of such breach, Tenant shall be entitled to cure such breach on behalf of Landlord and within ten (10) days of Tenant's demand, Landlord shall reimburse Tenant for any such reasonable costs incurred by Tenant to cure such breach by Landlord.

            Section 8.02. If Tenant receives written notice of any violation of any Governmental Requirements applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

            Section 8.03. Tenant will not clean, nor allow any window in the Demised Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law or the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

            Section 8.04. Landlord shall remove all then existing violations of record against the Building issued by any governmental authority which prevents Tenant from obtaining its building permits and/or performing its initial work.


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

                                    ARTICLE 9

                                    INSURANCE

            Section 9.01. Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the terms of the insurance policies covering the Building and the property and equipment therein; and Tenant, at its expense, shall comply with all rules, orders, regulations and requirements of the New York Board of Fire Underwriters or any other similar body having jurisdiction, and of the insurance carriers, and shall not knowingly do or permit anything to be done in or upon the Demised Premises in a manner which itself increases the rate of insurance for the Building or any property or equipment therein over the rate in effect on the Commencement Date.

            Section 9.02. If, solely by reason of Tenant's failure to comply with the provisions of Section 9.01 or any of the other provisions of this Lease, the rate of insurance for the Building or the property and equipment of Landlord shall be higher than on the Commencement Date, Tenant shall pay to Landlord any additional or increased insurance premiums to the extent resulting solely therefrom thereafter paid by Landlord, and Tenant shall make such payment within ten (10) days of receipt of a demand of Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of any insurance rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body establishing fire insurance rates for the Building, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rates then applicable to the Building or Demised Premises.

            Section 9.03. (a) Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof, the following insurance coverage:

                        (i) For the benefit of Landlord, Tenant and any
            mortgagee, a commercial policy of liability insurance protecting and indemnifying Landlord, Tenant and any mortgagee against any and all claims for personal injury, death or property damage occurring upon, in or about the Demised Premises, and the public portions of the Building in connection with any act of Tenant, its employees, agents, contractors, customers, invitees and visitors including, without limitation, personal injury, death or property damage resulting from any work performed by or on behalf of Tenant, with coverage of not less than $5,000,000.00 combined single limit for personal injury, death and property damage arising out of one occurrence or accident.

                        (ii) Fire and extended coverage in an amount adequate to
            cover the cost of replacement of all personal property, fixtures, furnishings and equipment, including Landlord's work as provided in
            Section 2.02 and Tenant's work (as referred to in Section 5.01), located in the Demised Premises.

                  (b) All such insurance shall (i) be effected under valid and enforceable policies, (ii) be issued by insurers of recognized responsibility authorized to do business in the State of New York, (iii) contain a provision whereby the insurer agrees not to cancel the insurance without thirty (30) days (if reasonably obtainable) prior written notice to Landlord, and (iv) contain a provision that no act or omission of Tenant shall result in forfeiture of the insurance as against Landlord.

            On or before the Commencement Date, Tenant shall deliver to Landlord duplicate originals of the aforesaid policies or certificates evidencing the aforesaid insurance coverage, and renewal policies or certificates shall be delivered to Landlord at least thirty (30) days prior to the expiration date of each policy with proof of payment of the premiums thereof.

            Section 9.04. Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then, the party benefitting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

            Subject to the foregoing provisions of this Section 9.04, and insofar as may be permitted by the terms of the insurance policies carried by it, (i) each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease and (ii) Tenant releases other tenants but only to the extent that the policies of such other tenants permit a similar waiver for the benefit of Tenant and such other tenant gives such a waiver.

                                   ARTICLE 10

                          DAMAGE BY FIRE OR OTHER CAUSE

            Section 10.01. If the Demised Premises shall be damaged by fire or other casualty, the damage shall be repaired by and at the expense of Landlord and the minimum rent and additional rent pursuant to the provisions of Article 22 until such repairs shall be made, shall be apportioned according to the part of the Demised Premises which is usable by Tenant for its normal business purpose. Landlord shall have no responsibility to repair any damage to Landlord's work performed pursuant to Section 2.02 or Tenant's work (as referred to in Section 5.01), the same being the responsibility of Tenant. No penalty shall accrue for delays which may arise by reason of adjustment of insurance by Landlord, unavoidable delays (as hereinafter defined), or any other cause beyond Landlord's reasonable control. Tenant shall give notice to Landlord promptly upon learning thereof in case of fire or other damage to the Demised Premises. If the Demised Premises are totally or substantially damaged or are rendered wholly or substantially unusable for Tenant's normal business purpose by fire or any such other casualty, or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the Demised Premises shall have been damaged), Landlord at its election may terminate this Lease by written notice to Tenant, within ninety (90) days after such fire or other casualty, and thereupon the term of this Lease shall expire by lapse of time upon the third (3rd) day after such notice is given, and Tenant shall vacate and surrender the Demised Premises to Landlord. If more than twenty-five (25%) percent of the rentable square feet of the Demised Premises shall be damaged during the last two (2) years of the term hereof, either Landlord or Tenant may terminate this Lease by written notice to the other within thirty
(30) days after such fire or other casualty, and thereupon the term of this Lease shall expire upon the third (3rd) day after such notice is given and Tenant shall vacate and surrender the Demised Premises to Landlord. Notwithstanding the foregoing provisions of this Section 10.01, if Landlord does not substantially complete such repairs in all of the Demised Premises or in any one or more full floor of the Demised Premises, as the case may be, within six
(6) months from the date of such casualty (subject to provisions of Article 34), Tenant may elect to terminate this Lease with respect to all of the Demised Premises or any one or more full floor in which such repairs have not been substantially completed, as the case may be, by notice to Landlord within ten
(10) days following the expiration of such time period, and thereupon the term of this Lease for all of the Demised Premises or one or more full floor set forth in said notice, as the case may be, shall expire on the thirtieth (30th) day after such notice is given, and Tenant shall vacate and surrender all of the Demised Premises or one or more full floor, set forth in said notice as the case may be, to Landlord, unless within such thirty (30) day period, Landlord substantially completes such restoration or rebuilding in which event this Lease for all of the Demised Premises shall remain in full force and effect. Tenant shall not be liable under this Lease for anything accruing after the date of such expiration. Tenant hereby waives the provisions of Section 227 of the Real Property Law, and the provisions of this Article shall govern and control in lieu thereof. If the damage is due to the fault or neglect of Tenant, the debris shall be removed by, and at the expense of, Tenant.

            Section 10.02. No damages of compensation shall be payable by Landlord nor shall Tenant make any claim for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building. Landlord shall use its best efforts to commence and effect such repairs promptly and in such manner as not to unreasonably interfere with Tenant's occupancy.

                                   ARTICLE 11

                   ASSIGNMENT, SUBLETTING, MORTGAGING, SIGNAGE

            Section 11.01. Tenant will not, by operation of law or otherwise, assign, mortgage or encumber this Lease, or sublet or permit the Demised Premises or any part thereof to be occupied or used by others for desk space, mailing privileges or otherwise, without Landlord's prior written consent in each instance. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord, may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to any assignment, subletting, mortgage or encumbrance shall not in any manner be construed to relieve Tenant from obtaining Landlord's express consent to any other or further assignment, subletting, mortgage or encumbrance. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance, subject to the provisions of Section 11.05.

            Section 11.02. If Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) an executed copy of the term sheet setting forth the material terms of the proposed assignment or sublease, the effective or commencement date of which shall be not less than forty-five (45) nor more than 180 days after the giving of such notice , (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) terminate this Lease (if the proposed transaction is an assignment or a sublease (whether by one sublease or a series of related or unrelated subleases) of all or substantially all of the Demised Premises for more than one-half of the then remaining term of this Lease, or (ii) terminate this Lease with respect to the space being sublet if the proposed transaction is a sublease of part of the Demised Premises for more than one-half of the then remaining term of this Lease). Said options may be exercised by Landlord by notice to Tenant at any time within forty-five (45) days after such notice has been given by Tenant to Landlord; and during such forty-five (45) day period Tenant shall not assign this Lease nor sublet such space to any person. Notwithstanding the foregoing, subject to the provisions of Sections 11.05, 11.07, and 11.08, Tenant may initially sublet all or parts of one full floor of the Demised Premises, provided a duly executed counterpart of any such sublease, in form satisfactory to Landlord, is delivered to Landlord at least ten (10) days prior to its effective date, and in such event the options set forth in clauses (i) and (ii) above shall not be applicable.

            Section 11.03. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet (whether by one sublease or a series of related or unrelated subleases) all or substantially all of the Demised Premises for more than one-half of the then remaining term of this Lease, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the minimum rent and additional rent shall be paid and apportioned to such date.

            Section 11.04. If Landlord exercises its option to terminate this Lease in part in any case where Tenant desires to sublet part of the Demised Premises for more than one-half of the then remaining term of this Lease, then
(a) this Lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; and (b) from and after such date the minimum rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in physically separating such part of the Demised Premises from the balance of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation.

            Section 11.05. Notwithstanding the provisions of Section 11.01 to the contrary, in the event Landlord does not exercise an option provided to it pursuant to Section 11.02 and provided that Tenant is not in default in any of Tenant's monetary obligations under this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to any proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

                  (a) Tenant shall have complied with the provisions of Section
      11.02 and Landlord shall not have exercised any of its options under said
      Section 11.02 within the time permitted therefor;

                  (b) In Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is limited to the use expressly permitted under Sections 4.01 and 4.02 of this Lease, and (ii) is in keeping with the then standards of the Building;

                  (c) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                  (d) Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee or sublessee, is then an occupant of any part of the Building, provided there is no comparable space then available for leasing by the Landlord;

                  (e) The proposed assignee or sublessee is not a person with whom Landlord is currently negotiating to lease space in the Building;

                  (f) The proposed sublease shall be in form reasonably satisfactory to Landlord and shall comply with the provisions of this Article;

                  (g) At any one time there shall not be more than three (3) subtenants (including Landlord or its designee) on any one (1) floor of the Demised Premises;

                  (h) Tenant shall reimburse Landlord on demand for any reasonable out of pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the reasonable costs incurred in making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent, provided such costs shall not exceed $5,000 with respect to any one transaction;

                  (i) Tenant shall not have (i) advertised the availability of the Demised Premises by Building name or address without prior notice to Landlord, or (ii) listed the Demised Premises at a rental rate less than the minimum rent or additional rent at which Landlord is then offering to lease other comparable space in the Building for a comparable term; and

                  (j) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in and the jurisdiction of the courts of New York State.

            Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to a subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the minimum rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord reasonably shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise its option under
Section 11.02, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

            Section 11.06. In the event that (a) Landlord fails to exercise its options under Section 11.02 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of
Section 11.02 before assigning this Lease or subletting all or part of the Demised Premises. Notwithstanding the foregoing, if Landlord fails to respond to Tenant's request for Landlord's consent a proposed assignment or sublease within fifteen (15) days after receipt of such request together with all required documentation, Landlord shall be deemed to have consented to such request.

            Section 11.07. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

                  (a) No subletting shall be for a term ending later than one day prior to the expiration date of this Lease;

                  (b) No sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

                  (c) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which thereto accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

            Section 11.08. If Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as additional rent:

                  (a) in the case of an assignment of this Lease or an assignment by any sublessee of its interest in a sublease, an amount equal to one-half of all sums and other considerations paid to Tenant from the assignee for such assignment or paid to Tenant by any sublessee or other person claiming through or under Tenant for such assignment (including, but not limited to sums paid for the sale of Tenant's or sublessee's fixtures or leasehold improvements, less, in case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's or sublessee's federal income tax returns). The sums payable to Landlord under this Section 11.08(a) shall be paid to Landlord as and when paid by such assignee to Tenant; and

                  (b) in the case of a sublease, an amount equal to one-half of the rents and charges and other consideration payable under the sublease to Tenant by the subtenant or paid to Tenant by any such sublessee or other person claiming through or under Tenant in connection with such subletting which is in excess of the minimum rent and escalation rent under Article 22 accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder or such sublessee) pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures or leasehold improvements, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's or sublessee's federal income tax returns). The sums payable to Landlord under this Section 11.08(b) shall be paid to Landlord as and when paid by such subtenant to Tenant.

                  (c) For the purposes of computing the sums payable by Tenant to Landlord under subparagraphs (a) and (b) hereof, there shall be excluded from the consideration payable to Tenant by any assignee or sublessee any transfer taxes, rent concession, reasonable attorneys' fees, reasonable brokerage commissions, advertising costs and fix-up costs paid by

      Tenant with respect to such assignment or subletting, but only to the extent any such sums are allocable to the period of this Lease (in the case of any assignment), or the term of any sublease.

            Section 11.09. If Tenant or any subtenant is a corporation, partnership, limited liability company or other entity, the provisions of
Section 11.01 shall apply to a transfer (by one or more transfers) of a majority of the stock, partnership, membership or other ownership interests of Tenant or such subtenant, as the case may be, as if such transfer of a majority of the stock, partnership, membership or other ownership interests of Tenant or such subtenant were an assignment of this Lease; but said provisions and the provisions of Sections 11.02 and 11.09 shall not apply to transactions with a corporation, partnership, limited liability company or other entity into or with which Tenant or such subtenant is merged or consolidated or to which substantially all of Tenant's or such subtenant's assets, stock, partnership, membership or other ownership interests are sold or transferred or to any corporation, partnership, limited liability company or other entity which controls or is controlled by Tenant or such subtenant or is under common control with Tenant or such subtenant, provided that in any of such events (i) the successor to Tenant or such subtenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant herein named on September 30, 1999 or the net worth of such subtenant on the date of such sublease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. Notwithstanding the foregoing, without Landlord's consent, but subject to the provisions of the last paragraph of
Section 11.05 (except the last two sentences thereof) and Section 11.07, Tenant may sublet all or any part of the Demised Premises, and subject to the provisions of Section 11.10 may assign this Lease, to a wholly-owned subsidiary or an affiliate controlled or under common control with Tenant, provided notice thereof and a duly executed counterpart of any such sublease or assignment, in form reasonably satisfactory to Landlord together with an assumption of this Lease by the assignee in form reasonably satisfactory to Landlord, is delivered to Landlord at least ten (10) days prior to the effective date of such sublease or assignment, as the case may be. Tenant, without Landlord's consent, may also allow a portion of the Demised Premises to be occupied by a wholly owned subsidiary of or an affiliate controlled or under common control with Tenant, provided such occupancy shall not create any landlord or tenant relationship or privity between Landlord and such occupant, such occupant shall have no rights under this Lease and Tenant shall give Landlord at least ten (10) days prior written notice of such proposed occupancy.

            Section 11.10. Any assignment or transfer, whether made with Landlord's consent pursuant to Section 11.05 or without Landlord's consent pursuant to Section 11.09 shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of minimum rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the minimum rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed, unless otherwise agreed to by Landlord in writing.

            Section 11.11. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease, unless such agreement is made with a party other than such Tenant and increases the liability or obligation of Tenant under this Lease.

            Section 11.12. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, or the Building directory, if any, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease, to any sublease of the Demised Premises, or to the use or occupancy thereof by others. Tenant shall be entitled initially, without charge, to 200 listings on the Building lobby directory, or its prorata share of listings on an electronic Building directory. Landlord has a signage plan for the display of the names of certain tenants in the Building which will be maintained at a location near the concierge desk in the Building lobby. Tenant may participate in said plan and display its name thereon, which shall conform with Landlord's design criteria for similar displays by other tenants in the Building. Tenant, at its cost, shall pay for the sign and installation of same and shall keep its sign clean and in good condition and repair.

            Section 11.13. Notwithstanding anything in this Lease to the contrary, subject to Landlord's consent which shall not be unreasonably withheld as provided in Section 11.05, any subtenants of Tenant subleasing one full floor or more of space in the Building shall be entitled to further sublease said premises as if said subtenant were Tenant under this Lease.

                                   ARTICLE 12

                  LIABILITY OF LANDLORD AND INDEMNITY BY TENANT

            Section 12.01. Tenant shall indemnify Landlord against and save Landlord harmless from any liability to and claim by or on behalf of any person, firm, governmental authority, corporation or entity for personal injury, death or property damage, arising:

                  (a) from the use by Tenant of the Demised Premises, or from any work whatsoever done or omitted to be done by Tenant, its employees, agents, contractors, customers, invitees or visitors, or from any accident thereat; and

                  (b) from any breach or default by Tenant of and under any of the terms, covenants and conditions of this Lease on Tenant's part to be performed.

            Tenant also shall indemnify Landlord against and save Landlord harmless from all costs, reasonable counsel fees, expenses and penalties incurred by Landlord in connection with any such liability or claim other than such liability or claim incurred as a result of Landlord's negligence or willful misconduct.

            If any action or proceeding shall be brought against Landlord in connection with any such liability or claim, Tenant, on notice from Landlord, shall defend such action or proceeding, at Tenant's expense, by counsel reasonably satisfactory to Landlord, or by the attorney for Tenant's insurance carrier whose insurance policy covers the liability or claim, if any.

            Section 12.02. Landlord shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise, except if due to the negligence or willful act of Landlord, its agents, contractors or employees. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, except if due to the negligence or willful act of Landlord, its agents, contractors or employees; nor shall Landlord be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any public or quasi-public work, unless Landlord knew, or reasonably should have known that such damage would occur and Landlord did nothing to prevent it, provided Landlord was reasonably capable of preventing same; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building, unless Landlord willfully concealed same. If, at any time any windows of the Demised Premises are permanently closed, darkened or bricked up by reason of the requirements of law or temporarily closed or darkened by reason of repairs, alterations or maintenance by Landlord, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

            Tenant shall reimburse and compensate Landlord, as additional rent, within ten (10) days after rendition of a statement, for all expenditures made, and for all losses, liabilities, claims, damages, fines, penalties and expenses incurred, by Landlord arising from any default by Tenant under this Lease.

            Tenant shall give reasonably prompt notice to Landlord, based upon the circumstances, upon its discovery of accidents in the Demised Premises.

            Section 12.03.(a) If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld or delayed, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

            (b) In the event of any dispute under Sections 5.01 or 11.05 relating to the reasonableness of the withholding of a consent or approval by Landlord, Tenant shall have the right to submit such dispute to binding arbitration under the Expedited Procedures provisions ( in the current edition as amended and effective on January 1, 1999) of the Commercial Dispute Resolution Procedures of the American Arbitration Association ("AAA"). The sole issue to be submitted to the arbitrator, which shall be included as part of his oath, shall be the reasonableness of Landlord's determination to withhold consent or approval under the provisions of this Lease. The decision of the arbitrator shall be final and conclusive and the arbitrator shall not have any right or power to consider, determine or resolve any other issue or dispute between the parties, or to alter, modify or amend any of the provisions of this Lease. The part subject to an adverse arbitral determination shall be responsible for all reasonable costs and fees of such arbitration.

                                   ARTICLE 13

                            MOVING OF HEAVY EQUIPMENT

            Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's written consent, which shall not be unreasonably withheld or delayed. If any Governmental Requirement requires that the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Tenant at Tenant's expense.

                                   ARTICLE 14

                                  CONDEMNATION

            Section 14.01. In the event that the whole of the Demised Premises or access thereto shall be permanently condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the minimum rent and additional rent hereunder for such part shall be equitably abated based on the number of rentable square feet so taken and this Lease shall continue as to such part not so taken. In the event that only a part of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building shall, in the opinion of Landlord, be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within one-hundred eighty
(180) days following the date on which Landlord shall have received notice of the vesting of title, or (b) if Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the minimum rent and additional rent shall be abated to the extent, if any, hereinbefore provided. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will restore with reasonable diligence the remaining structural portions of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

            Section 14.02. In the event of termination in any of the cases hereinabove provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date and all rent hereunder shall be apportioned as of such date.

            Section 14.03. In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Notwithstanding the foregoing, Tenant may make a separate claim for Tenant's moveable trade fixtures and moving expenses, provided the same shall not affect or reduce Landlord's award.

                                   ARTICLE 15

             ENTRY, RIGHT TO CHANGE PUBLIC PORTIONS OF THE BUILDING

            Section 15.01. Tenant shall permit Landlord, on prior reasonable notice (except no notice in an emergency) to erect, use and maintain pipes and conduits concealed in and through the walls, within the ceiling or below the floors of the Demised Premises and shall not reduce the usable area of the Demised Premises. Landlord, or its agents or designee shall have the right, on at least twenty-four (24) hours prior written notice (except no notice in an emergency), to enter the Demised Premises for the purpose of making such repairs or alterations as Landlord shall desire, shall be required or shall have the right to make under the provisions of this Lease; and shall also have the right to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgagees. Landlord shall, during the progress of any work in the Demised Premises, be allowed to take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made. However, Landlord shall use reasonable efforts to perform such repairs or alterations in a manner to minimize its interference with the normal conduct of Tenant's business, provided Landlord shall not be required to employ overtime or premium labor. Landlord shall, at its expense, (i) restore any damage to the Demised Premises occurring during any such entry into the Demised Premises for such purpose, (ii) replace any personalty of Tenant, its employees and officers, which is damaged, lost or misappropriated during any such entry, and (iii) maintain Landlord's work area in a neat and clean condition and restore the Demised Premises to the condition which existed prior to any such entry at the conclusion of such work.

            Section 15.02. During the eighteen (18) months prior to the expiration of the term of this Lease, as the same may be extended, Landlord may exhibit the Demised Premises to prospective tenants.

            Section 15.03. Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Demised Premises: entrances, passageways, doors and doorways, corridors, elevators, stairs, toilets, and other like public service portions of the Building, provided the same does not unreasonably interfere with Tenant's access to or use of the Demised Premises. All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all space in or adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Demised Premises and Landlord shall have the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, alteration and repair.

            Section 15.04. Landlord shall have the right at any time to name the Building as it desires and to change any and all such names at any time thereafter.

                                   ARTICLE 16

                          CONDITIONAL LIMITATIONS, ETC.

            Section 16.01. If at any time during the term of this Lease:

                  (a) Tenant or any guarantor of this Lese shall file a petition in bankruptcy or insolvency or for reorganization or arrangement or for the appointment of a receiver of all or a portion of Tenant's or such guarantor's property, or

                  (b) Any petition of the kind referred to in subdivision (a) of this Section shall be filed against Tenant and such guarantor and such petition shall not be vacated, discharged or withdrawn within ninety (90) days of the filing thereof, or

                  (c) Tenant or such guarantor shall be adjudicated a bankrupt by any court, or

                  (d) Tenant or such guarantor shall make an assignment for the benefit of creditors, or

                  (e) a permanent receiver shall be appointed for the property of Tenant or such guarantor by order of a court of competent jurisdiction by reason of the insolvency of Tenant or such guarantor (except where such receiver shall be appointed in an involuntary proceeding, if he shall not be withdrawn within ninety (90) days after the date of his appointment), then Landlord, at Landlord's option, may terminate this Lease on five (5) days notice to Tenant, and upon such termination, Tenant shall quit and surrender the Demised Premises to Landlord.

            Section 16.02 (a) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurance referred to in section 365(b)(1) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than twenty (20) days after receipt by Tenant but in no event later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

                  (b) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's Property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to Landlord.

                  (c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

                  (d) Nothing contained in this Section shall, in any way, constitute a waiver of the provisions of this Lease relating to assignment. Tenant shall not, by virtue of this Section, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

                  (e) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

                  (f) The term "Tenant" as used in this Section includes any trustee, debtor in possession, receiver, custodian or other similar officer.

            Section 16.03. If this Lease shall terminate pursuant to the provisions of Section 16.01:

                  (a) Landlord shall be entitled to recover from Tenant arrears in minimum rent and additional rent and, in addition thereto as liquidated damages, an amount equal to the difference between the minimum rent and additional rent for the unexpired portion of the term of this Lease which had been in force immediately prior to the termination effected under
      Section 16.01 of this Article and the fair and the reasonable rental value of the Demised Premises, on the date of termination, for the same period, both discounted at the rate of eight (8%) percent per annum to the date of termination; or

                  (b) Landlord shall be entitled to recover from Tenant arrears in minimum rent and additional rent and, in addition thereto as liquidated damages, an amount equal to the maximum allowed by statute or rule of law in effect at the time when and governing the proceedings in which such damages are to be proved, whether or not such amount be greater or less than the amount referred to in subdivision (a) of this Section.

            Section 16.04. (a) If Tenant shall fail to make any payment of any minimum rent or additional rent when the same becomes due and payable, or if the Demised Premises are abandoned by Tenant, or if Tenant shall fail to cancel or discharge any mechanic's lien or other lien within the time period as provided in Section 17.02, and if any of the foregoing defaults shall continue for a period of seven (7) days after notice thereof by Landlord, except such period shall be thirty (30) days after notice with respect to any initial change in the billing of a Tax Escalation Payment under Section 22.01(b)(i) or any initial change in the billing of an increase in the Wage Rate under Section 22.02(b), or

                  (b) If Tenant shall be in default in the performance of any of the other terms, covenants and conditions of this Lease and such default shall not have been remedied within thirty (30) days after notice by Landlord to Tenant specifying such default and requiring it to be remedied; or where such default reasonably cannot be remedied within such period of thirty
      (30) days, if Tenant shall not have commenced the remedying thereof within such period of time and shall not be proceeding with due diligence to remedy it.

then Landlord, at Landlord's election, may terminate this Lease on five (5) days' notice to Tenant, and upon such termination Tenant shall quit and surrender the Demised Premises to Landlord.

            Section 16.05. If this Lease shall terminate as provided in this Article or if Tenant shall be in default in the payment of minimum rent or additional rent when the same become due and payable, and such default shall continue for a period of seven (7) days after notice by Landlord to Tenant, except such period shall be thirty (30) days after notice with respect to any initial change in the billing of a Tax Escalation Payment under Section 22.01(b)(i) or any initial change in the billing of an increase in the Wage Rate under Section 22.02(b).

                  (a) Landlord may re-enter and resume possession of the Demised Premises and remove all persons and property therefrom either by summary dispossess proceedings or by a suitable action or proceeding, at law or in equity, or otherwise, without being liable for any damages therefor, and

                  (b) Landlord may re-let the whole or any part of the Demised Premises for a period equal to, greater or less than the remainder of the then term of this Lease, at such rental and upon such terms and conditions as Landlord shall deem reasonable to any tenant it may deem suitable and for any use and purpose it may deem appropriate. Landlord shall not be liable in any respect for failure to re-let the Demised Premises or, in the event of such re-letting, for failure to collect the rent thereunder and any sums received by Landlord on a re-letting in excess of the rent reserved in this Lease shall belong to Landlord.

            Section 16.06. If this Lease shall terminate as provided in this Article or by summary proceedings (except as to any termination under Section 16.01), Landlord shall be entitled to recover from Tenant as damages, in addition to arrears in minimum rent and additional rent,

                  (a) an amount equal to (i) all expenses incurred by Landlord in recovering possession of the Demised Premises and in connection with the re-letting of the Demised Premises, including, without limitation, the cost of repairing, renovating or remodeling the Demised Premises, (ii) the cost of performing any work required to be done by Tenant under this Lease, (iii) the cost of placing the Demised Premises in the same condition as that in which Tenant is required to surrender them to Landlord under this Lease, and (iv) all brokers' commissions and legal fees incurred by Landlord in re-letting the Demised Premises, which amounts set forth in this subdivision (a) shall be due and payable by Tenant to Landlord at such time or times as they shall have been incurred; and

                  (b) an amount equal to the deficiency between the minimum rent and additional rent which would have become due and payable had this Lease not terminated and the net amount, if any, of rent collected by Landlord on re-letting the Demised Premises. The amounts specified in this subdivision shall be due and payable by Tenant on the several days on which such minimum rent and additional rent would have become due and payable had this Lease not terminated. Tenant consents that Landlord shall be entitled to institute separate suits or actions or proceedings for the recovery of such amount or amounts, and Tenant hereby waives the right to enforce or assert the rule against splitting a cause of action as a defense thereto.

                  Landlord, at its election, which shall be exercised by the service of a notice on Tenant in accordance with Article 31 of this Lease, at any time after such termination of this Lease, may collect from Tenant and Tenant shall pay, in lieu of the sums becoming due, under the provisions of subdivision (b) of this Section, an amount equal to the difference between the minimum rent and additional rent which would have become due and payable had this Lease not terminated (from the date of the service of such notice to the end of the term of this Lease which had been in force immediately prior to any termination effected under this Article) and the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to the date of the service of such notice at the rate of eight (8%) percent per annum.

            Section 16.07. Tenant, for itself and for all persons claiming through or under it, to the extent permitted by law hereby waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Demised Premises after a warrant to dispossess shall have been issued or after judgment in an action of ejectment shall have been made and entered.

            Section 16.08. The words "re-enter" and "re-entry", as used in this Article, are not restricted to their technical legal meanings.

            Section 16.09. Landlord shall not be required to give any notice of its intention to re-enter, except as otherwise provided in this Lease, or as required by law.

            Section 16.10. In any action or proceeding brought by Landlord against Tenant, predicated on a default in the payment of minimum rent or additional rent, Tenant shall not have the right to and shall not interpose any set-off or counterclaim of any kind whatsoever, other than a claim which would be legally barred for failure to raise as a counterclaim in such action or proceeding. If Tenant has any claim, Tenant shall be entitled only to bring an independent action therefor; and if such independent action is brought by Tenant, Tenant shall not be entitled to and shall not consolidate it with any pending action or proceeding brought by Landlord against Tenant for a default in the payment of minimum rent or additional rent.

                                   ARTICLE 17

                                MECHANIC'S LIENS

            Section 17.01. Subject to and notwithstanding Landlord's consent as required under this Lease, if Tenant shall cause any changes, alterations, additions, improvements, installations or repairs to be made to or at the Demised Premises or shall cause any labor to be performed or material to be furnished in connection therewith, neither Landlord nor the Demised Premises, under any circumstances, shall be liable for the payment of any expense incurred or for the value of any work done or material furnished, and all such changes, alterations, additions, improvements, installations and repairs and labor and material shall be made, furnished and performed upon Tenant's credit alone and at Tenant's expense, and Tenant shall be solely and wholly responsible to contractors, laborers, and materialmen furnishing and performing such labor and material. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, to any contractor, laborer or materialman to furnish or perform any such labor or material.

            Section 17.02. If, because of any act or omission (or alleged act or omission) of Tenant any mechanic's or other lien, charge or order for the payment of money shall be filed against the Demised Premises or the Building or Landlord's estate as tenant under any ground or underlying lease (whether or not such lien, charge or order is valid or enforceable as such), for work claimed to have been for, or materials furnished to, Tenant, Tenant, at Tenant's expense, shall cause it to be cancelled or discharged of record by bonding or otherwise within thirty (30) days after such filing, and Tenant shall indemnify Landlord against and save Landlord harmless from and shall pay all reasonable costs, expenses, losses, fines and penalties, including, without limitation, reasonable attorneys' fees, resulting therefrom.

                                   ARTICLE 18

              LANDLORD'S AND TENANT'S RIGHT TO PERFORM OBLIGATIONS

            Section 18.01. If Tenant shall default in the performance of any of the terms or covenants and conditions of this Lease, Landlord, without being under any obligation to do so and without hereby waiving such default, may remedy such default for the account and at the expense of Tenant. Any payment made or expense incurred by Landlord for such purpose (including, but not limited to, reasonable attorneys' fees) with interest at the legal rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord on demand, or at Landlord's election, added to any subsequent installment or installments of minimum rent.

            Section 18.02. If Landlord shall fail to perform any repair or maintenance obligation required to be performed by Landlord in the Demised Premises pursuant to the provisions of this Lease, then Tenant shall give Landlord written notice (the "Repair Notice") stating the repair or maintenance obligation which affects the Demised Premises. If Landlord fails to remedy the condition set forth in the Repair Notice within thirty (30) days after such Repair Notice is given, then, to the extent such repair or maintenance may be performed by Tenant solely within the Demised Premises, Tenant may perform the same. Landlord shall reimburse Tenant for the reasonable actual costs and expenses of performing the same, within twenty (20) days after receipt from Tenant of paid receipts therefor, together with waivers of liens with respect thereto.

                                   ARTICLE 19

                           COVENANT OF QUIET ENJOYMENT

            Landlord covenants that upon Tenant paying the minimum rent and additional rent and observing and performing all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject nevertheless to the terms and conditions of this Lease.,

                                   ARTICLE 20

                                   EXCAVATION

            In the event that construction is to be commenced or an excavation is made or authorized for building or other purposes upon land adjacent to the Building, Tenant shall, if necessary, afford to the person or persons causing or authorized to commence construction or cause such excavation or to engage in such other purpose, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the Building, from injury or damage and to support the Building and any new structure to be built by proper foundations, pinning and/or underpinning, or otherwise.

                                   ARTICLE 21

                             SERVICES AND EQUIPMENT

            Section 21.01. Landlord shall, at its cost and expense:

                  (a) Provide operatorless passenger elevator service Mondays through Fridays from 8:00 A.M. to 6:00 P.M., holidays excepted. A passenger elevator will be available at all other times. A freight elevator shall be available Mondays through Fridays, holidays excepted, only from 8:00 to 6:00 P.M. The freight elevator shall be available on a "first come, first served" basis during the said days and hours and on a reservation "first come, first served" basis other than on said days and hours at Landlord's customary charges therefor.

                  (b) Maintain and repair the Building standard heating, ventilating and air conditioning system servicing the Demised Premises (the "HVAC System") installed by Landlord, except for those repairs which are the obligation of Tenant pursuant to Article 6 of this Lease. The HVAC System will be operated by Landlord as and when required by law, or for reasonably comfortable occupancy of the Demised Premises during the applicable seasons, on Mondays through Fridays, holidays excepted, from 8:00 A.M. to 6:00 P.M.; provided that Tenant shall draw and close the draperies or blinds for the windows of the Demised Premises whenever the HVAC system is in operation and the position of the sun so requires and shall, at all times, cooperate fully with Landlord and abide by all of the Rules and Regulations which Landlord reasonably may prescribe for the proper functioning of the

      HVAC System. Landlord agrees to operate the HVAC System servicing the Demised Premises in accordance with their design criteria. Said system is designated to be capable of manufacturing, within tolerances normal in first-class office buildings, inside space conditions averaging 78 degrees Fahrenheit dry bulbs and 50% relative humidity when outside conditions are 95 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb, and a temperature of not lower than an average of 68 degrees Fahrenheit when outside temperature is 50 degrees Fahrenheit or lower.Tenant expressly acknowledges that some or all windows are or may be hermetically sealed and will not open and Landlord makes no representation as to the habitability of the Demised Premises at any time the HVAC System is not in operation. Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the HVAC System, or the suitability of the Demised Premises when the same is not in operation, whether due to normal scheduling or the reasons set forth in Section
      21.03. Landlord will not be responsible for the failure of the HVAC System if such failure results from the occupancy of the Demised Premises by more than an average of one (1) person for each one hundred (100) square feet in any separate room or area or if Tenant shall install and operate machines, incandescent lighting and appliances the total connected electrical load of which is in excess of six (6) watts per usable square foot . If Tenant shall occupy the Demised Premises at an occupancy rate of greater than that for which the HVAC System was designed, or if the total connected electrical load is in excess six (6) watts per usable square foot, or if Tenant's partitions shall be arranged in such a way as to interfere with the normal operation of the HVAC System, Landlord may elect to make changes to the HVAC System or the ducts through which it operates required by reason thereof, and the cost thereof shall be reimbursed by Tenant to Landlord, as additional rent, within twenty (20) days after presentation of a bill therefor. Subject to the conditions set forth in
      Section 15.01, Landlord, throughout the term, shall have free access to all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating and machine rooms and electrical closets, and Tenant shall not construct partitions or other obstructions that may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Neither Tenant nor any person or entity within Tenant's control shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect said mechanical installations, except as set forth herein with respect to the thermostatic controls within the Demised Premises.

                  (c) Provide Building standard cleaning services in Tenant's office space and public portions of the Building, except no services shall be performed Saturdays, Sundays and holidays, in accordance with Schedule "D" annexed hereto and made part hereof. If, however, any additional cleaning of the Demised Premises is to be done by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Demised Premises or the Building for such purpose. Tenant, at its own cost, may utilize its own employees or outside contractors to perform additional cleaning services in the Demised Premises, provided such employees or outside contractors do not cause any labor disruption or dispute or violate Landlord's union contracts affecting the Building. However, such use of outside contractors shall be subject to the right of Landlord to match the costs chargeable by such outside contractors, in which event Landlord shall perform such services at such cost, to be paid by Tenant within ten (10) days after being billed therefor. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Demised Premises and the Building (i) to the extent that the same, in any one day, exceeds the average daily amount of refuse and rubbish usually attendant upon the use of such Demised Premises as offices, as described and included in Landlord's cleaning contract for the Building or recommended by Landlord's cleaning contractor, and (ii) related to or deriving from the preparation or consumption of food or drink (other than individual meals for employees of Tenant). Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable as additional rent within ten (10) days after the time rendered. Whenever there is evidence of the need therefor caused by Tenant, Tenant, at Tenant's expense, shall cause the Demised Premises to be exterminated to the satisfaction of Landlord and additionally shall cause all portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by vermin, rodents or roaches, whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Demised Premises or the Building for the purpose of providing such extermination services, unless such persons have been approved by Landlord.
                  (d) Furnish hot and cold water for lavatory and drinking purposes. If Tenant requires, uses or consumes water for any other purposes, Landlord may install a meter or meters or other means to measure Tenant's water consumption, at Tenant's expense, and shall pay for the maintenance of said meter equipment . Tenant shall pay to Landlord on demand the cost of all water consumed as measured by said meter or meters or as otherwise measured.

                  (e) If Tenant shall require and request any of the foregoing services at times other than above provided, and if such request is made at least eight (8) hours prior to the time when such additional services are required, Landlord will provide them and Tenant shall pay to Landlord promptly thereafter the charges therefor at the then Building standard rate charged to other tenants in the Building.

            Section 21.02. Holidays shall be deemed to mean all federal holidays, New York State holidays and Building Service Employees Union Contract holidays.

            Section 21.03. Landlord reserves the right to temporarily interrupt, curtail or suspend the services required to be furnished by Landlord under this Lease when necessary by reason of accident, emergency, mechanical breakdown or when required by any law, order or regulation of any Federal, State, County or Municipal authority, or for any other cause beyond the control of Landlord. Landlord shall use due diligence to complete all required repairs or other necessary work as quickly as possible so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will reasonably permit. Tenant shall not be entitled to nor shall Tenant make claim for any diminution or abatement of minimum rent or additional rent or other compensation, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment, suspension, work or inconvenience.

            Section 21.04. Notwithstanding anything to the contrary contained in this Lease, if through no fault of Landlord, Landlord shall fail to provide elevator, heating, ventilating or air conditioning services, as provided in this Lease (collectively, a Service "Interruption"), and such Service Interruption shall materially impair the customary operation of Tenant's business in all or any part of the Demised Premises (other than a de minimis part), and if (i) such Service Interruption shall continue for a period in excess of thirty (30) consecutive days following receipt by Landlord of notice from Tenant describing such Service Interruption and (ii) such Service Interruption shall not have been caused by an act or omission in violation of this Lease by or the negligence of Tenant, or of Tenant agents, servants, employees or contractors (a Service Interruption that satisfied all of the foregoing conditions being referred to hereinafter as a "Material Interruption"), then Tenant shall be entitled to an abatement of the minimum rent and escalation rent payable under Article 22 (such abatement to be prorated if only a part of the Demised Premises shall be so affected by such Material Interruption),which shall begin on the 31st consecutive day of such Material Interruption and shall end upon the date such Material Interruption has been terminated.

            Section 21.05. If Tenant shall request Landlord to furnish any services in addition to those hereinabove provided or perform any work not required under this Lease, and Landlord agrees to furnish and/or perform the same, Tenant shall pay to Landlord promptly thereafter the charges therefor, which charges are deemed to be additional rent and payable as such. Provided Tenant is not then in default hereunder, Landlord's charges for such services shall not be greater than the amount charged to any other tenant.

                                   ARTICLE 22

                                   ESCALATION

            Section 22.01. Taxes. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Section:

                  (a) Definitions: For the purpose of this Section, the following definitions shall apply:

                        (i) The term "Tax Base Factor" shall mean the higher of
            (i) the average of the real estate taxes for the Building Project for the periods from July 1, 1999 to June 30, 2000, and from July 1, 2000 to June 30, 2001, or (ii) the real estate taxes for the Building Project for the period from July 1, 1999 to June 30, 2000 (i.e., $6,144,670.80), as finally determined.

                        (ii) The term the "Building Project" shall mean the
            parcel of Land described in Schedule B of this Lease and the Building .

                        (iii) The term "Comparative Tax Year" shall mean the New
            York City real estate tax year commencing on July 1, 2000 and each subsequent New York City real estate tax year. If the present use of July 1-June 30 New York City real estate tax year shall hereafter be changed, then such changed tax year shall be used with appropriate adjustment for the transition.

                        (iv) The term "Real Estate Taxes" shall mean the total
            of all taxes and special or other assessments and charges of any Special Business Improvement District levied, assessed or imposed at any time by any governmental authority: (a) upon or against the Building Project, and (b) in connection with the receipt of income or rents from the Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof. Income, franchise, transfer, inheritance, corporate, mortgage recording or capital stock taxes of Landlord, or penalties or interest thereon, shall be excluded from "Real Estate Taxes" for the purposes hereof. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of or addition to or increase of Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be included within "Real Estate Taxes." Tenant acknowledges that the Tax Escalation Payment (as hereinafter defined) constitutes a method by which Landlord is seeking to compensate for increases in expenses and that the Tax Escalation Payment shall be calculated and paid by Tenant to Landlord whether or not Real Estate Taxes have then been paid by Landlord.

                        (v) The term "the Percentage" for purposes of computing
            tax escalation, shall mean 10.7%.

                  (b) (i) In the event that the Real Estate Taxes payable for any Comparative Tax Year shall exceed the Tax Base Factor, Tenant shall pay to Landlord, as additional rent for such Comparative Tax Year, an amount for tax escalation ("Tax Escalation Payment")equal to the Percentage of the excess. Before or after the start of each Comparative Tax Year, Landlord shall furnish to Tenant a statement of the Tax Escalation Payment payable for such Comparative Tax Year, together with a copy of the tax bill (together with a copy of the tax bills for the Tax Base Factor). Tenant shall make its aforesaid Tax Escalation Payment to Landlord, in installments in the same manner and not later than thirty (30) days prior to the last date that Real Estate Taxes are payable by Landlord to the governmental authority. If a statement is furnished to Tenant after the commencement of the Comparative Tax Year in respect of which such statement is rendered, Tenant shall, within ten (10) days thereafter, pay to Landlord an amount equal to those installments of the total Tax Escalation Payment then due. If, during the term of this Lease, Real Estate Taxes are required to be paid, in full or in monthly or other installments, on any other date or dates than as presently required, or if Landlord shall be required to make monthly deposits of Real Estate Taxes to the holder of any mortgage, then Tenant's Tax Escalation Payment(s) shall be correspondingly adjusted so that the same are due to Landlord in corresponding installments not later than thirty (30) days prior to the last date on which the applicable installment of such Real Estate Taxes shall be due and payable to the governmental authority or such mortgagee.

                        (ii) If in any tax certiorari proceeding regarding Real
            Estate Taxes payable for any Comparative Tax Year or in otherwise establishing such taxes, Landlord has incurred expenses for legal and/or consulting services rendered in applying for, negotiating or obtaining a reduction of the assessment upon which the Real Estate Taxes are predicated, Tenant shall pay an amount equal to the Percentage of such expenses.

                        (iii) The statements of the Tax Escalation Payment to be
            furnished by Landlord as provided above shall constitute a final determination as between Landlord and Tenant of the Tax Escalation Payment for the periods represented thereby, except for mathematical error in computation.

                        (iv) In no event shall the fixed minimum rent under this
            Lease be reduced by virtue of this Section 22.01.

                        (v) Upon the date of any expiration or termination of
            this Lease, whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of the Tax Escalation Payment for the Comparative Tax Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid, or due and payable by Landlord to Tenant if the amount paid by Tenant exceeded such proportionate share. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Tax Year. Prior to or promptly after said expiration or termination, Landlord shall compute the Tax Escalation Payment due from or owed to Tenant, as aforesaid and Tenant shall promptly pay Landlord any amount unpaid and Landlord shall promptly pay Tenant any amount overpaid by Tenant. If Landlord shall receive a refund or a tax credit of any amount of Real Estate Taxes for any Comparative Tax Year for which Tenant has made a payment, Landlord shall pay to Tenant within fifteen (15) days of its receipt of such refund the Percentage of any such refund, less the Percentage of any legal fees and other expenses provided for in Section 22.01(b)(ii) to the extent the same have not theretofore been paid by Tenant.

                        (vi) Landlord's and Tenant's obligations to make the
            adjustments referred to in subdivision (v) above shall survive any expiration or termination of this Lease.

                        (vii) Any delay or failure of Landlord in billing any
            Tax Escalation Payment hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such Tax Escalation Payment hereunder.

                        (viii) Landlord represents to Tenant that the Building
            Project is not subject to any tax abatement program or partial tax abatement which would reduce the Real Estate Taxes during the Tax Base Factor below what Real Estate Taxes ordinarily would be for the Tax Base Factor, in the absence of such abatement or partial abatement.

                  (c) Notwithstanding any language to the contrary contained in this Lease, Landlord and Tenant agree that for the purposes of this
      Section 22.01, Real Estate Taxes and Tax Escalation Payments shall be calculated without regard to any deductions, credits, abatements, or deferral of Real Estate Taxes which Landlord may receive pursuant to ss.ss.11.256 through 11-267 of the Administrative Code of the City of New York, authorized by Title 2-D of Article 4 of the New York Real Property Tax Law and any and all rules and regulations promulgated thereunder (herein collectively called the "ICIP Program").

            Section 22.02. Porter's Wage Rate. Tenant shall pay to the Landlord, as additional rent, a porter's wage rate escalation in accordance with this
Section:

                  (a) For the purpose of this Section, the following definitions shall apply:

                        (i) "Wage Rate" shall mean the minimum regular hourly
            rate of wages in effect as of January 1st of each year paid or to be paid to Porters in Class A office buildings pursuant to an Agreement between Realty Advisory Board on Labor Relations, Incorporated ("Advisory Board"), or any successor thereto, and Local 32B-32J of the Building Service Employees International Union, AFL-CIO ("Union"), or any successor thereto. Notwithstanding the foregoing, if at any time, including the Base Wage Rate year, such hourly wage rate is different for new hire and old hire Porters set forth in the above referred to agreement, then thereafter such hourly wage rate shall be based on the mathematical average of the wage rates for the different classifications of Porters.

                        (ii) "Base Wage Rate" shall mean the Wage Rate in effect
            for the calendar year 2000.

                        (iii) The term "Porters" shall mean that classification
            of non-supervisory employees employed in and about the Building who devote a major portion of their time to general cleaning, maintenance and miscellaneous services essentially of a non-technical and non-mechanical nature and are the type of employees who are presently included in the classification of "Class A-Others" in the Commercial Building Agreement between the Advisory Board and the aforesaid Union.

                        (iv) The term "minimum regular hourly rate of wages"
            shall not include any payments for fringe benefits or adjustments of any kind, nor shall it be based on actual hours worked or required to work.

                        (v) The term "Multiplication Factor" shall mean 104,000.

                  (b) If the Wage Rate for any calendar year during the term shall be increased above the Base Wage Rate, then Tenant shall pay, as additional rent, an amount equal to the product obtained by multiplying the Multiplication Factor by 100% of the number of cents (including any fraction of a cent) by which the Wage Rate is greater than the Base Wage Rate, such payment to be made in equal one-twelfth (1/12th) monthly installments commencing with the first monthly installment of minimum rent falling due on or after the effective date of such increase in Wage Rate (payable retroactive from said effective date) and continuing thereafter until a new adjustment shall have become effective in accordance with the provisions of this Article. Landlord shall give Tenant notice of each change in Wage Rate which will be effective to create or change Tenant's obligation to pay additional rent pursuant to the provisions of this
      Section 22.02 and such notice shall contain Landlord's calculation in reasonable detail and certified as true by an authorized partner of Landlord or of its managing agent, of the annual rate of additional rent payable resulting from such increase in Wage Rate. Such amounts shall be prorated for any partial calendar years during the term.

                  (c) Every notice given by Landlord pursuant to Section 22.02(b) hereof shall be conclusive and binding upon Tenant, except for error in computation or in applying an incorrect Wage Rate.

                  (d) Any delay or failure of Landlord in billing any wage rate escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such Wage Rate Escalation hereunder.

                  (e) The "Wage Rate" is intended to be a substitute comparative index of economic costs and does not necessarily reflect the actual costs of wages or other expenses of operating the Building. The Wage Rate shall be used whether or not the Building is a Class A office building and whether or not Porters are employed in the Building and without regard to whether such employees are members of the Union referred to in subsection
      (a) hereof.

                                   ARTICLE 23

                                   ELECTRICITY

            Section 23.01.

                  (a) Landlord shall provide electricity to the Demised Premises on a submetering basis from the existing risers and switches on the floor. Tenant's consumption of electricity shall be measured by one independent time of day (or use) submeter measuring electrical consumption only in the Demised Premises furnished and installed by Landlord, at the cost of Landlord , and read by Landlord (Tenant shall have the right to have a representative present when such meter is read). If Tenant shall require electricity exceeding the available service capacity, any additional risers, feeders and similar electrical equipment which may be required, shall be installed by Tenant , at the expense of Tenant, to and for the use of Tenant in the Demised Premises during the term hereof. Landlord represents that the available service capacity of electricity in the Demised Premises will be not less than six (6) watts demand load per usable square foot (exclusive of Building HVAC). Any riser(s) shall terminate at a disconnect switch to be located at a point designated by Landlord in electrical closet(s) on each floor of the Demised Premises. Such disconnect switch shall be the sole source from which Tenant is to obtain electricity. Such submeter shall at all times be maintained by Tenant, at its expense, unless damaged due to the negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant covenants and agrees to purchase electric power from Landlord or Landlord's designated agent at charges, terms and rates set, from time to time, during the term of this Lease by Landlord, but in no event more than those actually incurred by Landlord to purchase electric current from the Electric Service Provider or Alternate Service Provider (as said terms are hereinafter defined), as the case may be, plus a fee equal to six (6%) percent of such charges, representing agreed upon administrative and overhead costs to Landlord. Bills therefor shall be rendered monthly (and if more than one submeter, billing of all submeters to be made conjunctively) or at such other times as Landlord may elect (but no more frequently than monthly) and the amount, as computed from such meter, shall be deemed to be, and be paid as, additional rent, within fifteen
      (15) days thereafter, without any set-off or deduction. If any tax is imposed upon Landlord's receipt from the sale or resale of electric energy to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant's PRO RATA share of such taxes shall be passed on to, and included in the bill of, and paid by, Tenant to Landlord.

                  (b) Landlord has advised Tenant that presently Con Edison ("Electric Service Provider") is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the term of this Lease to either contract for service from a different company or companies providing electricity service for the office tenants of the Building (each such company shall hereinafter be referred to as an "Alternate Service Provider") provided the rates of such Alternate Service Provider shall be competitive, or continue to contract for service from the Electric Service Provider.

                  (c) Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all reasonable times and, upon prior reasonable notice, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Demised Premises, provided that during any such access such parties shall use reasonable efforts to minimize interference with the normal conduct of Tenant's business, provided overtime or premium labor shall not be required, and shall repair any damage to the Demised Premises resulting from such access.

            Section 23.02. Landlord shall not be liable in any way for any loss, damage or expense that Tenant may sustain or incur by reason of or any failure, change, interruption or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the Electric Service Provider or Alternate Service Provider serving the Building with electricity and no such failure, change, interruption or defect shall constitute an act of constructive eviction, in whole or in part, or entitle Tenant to any abatement of minimum rent or additional rent or relieve Tenant of its obligations under this Lease. Tenant shall furnish and install, at its sole cost and expense, all lighting fixtures, tubes, lamps, bulbs, ballasts and outlets relating to Tenant's electrical equipment.

            Section 23.03. Tenant's connected electrical load in the Demised Premises, including lighting, shall not at any time exceed the capacity of any of the electrical conductors and equipment in or servicing the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior consent in each instance, which consent shall not be unreasonably withheld or delayed, connect any additional fixtures, appliances or equipment (other than ordinary office equipment) or make any alteration or addition to the electric service of the Demised Premises existing on the date Tenant first occupies the Demised Premises for its business purpose. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within fifteen (15) days after demand therefor.

            Section 23.04. Landlord reserves the right to discontinue furnishing electric energy at any time, whether or not Tenant is in default under this Lease, upon not less than thirty (30) days' notice to Tenant, provided Landlord discontinues furnishing electricity to all other tenants in the Building. If Landlord exercises such right of discontinuance, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant. If Landlord so elects to discontinue furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the Public Service Provider or Alternate Service Provider furnishing electric service to the Building. Notwithstanding the foregoing, Landlord shall not discontinue furnishing electric energy until Tenant is able to obtain such electric energy directly from said Public Service Provider or Alternate Service Provider. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that they are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company, and which are to be located within the Demised Premises, shall be installed and maintained by Tenant at its expense.

                                   ARTICLE 24

                                     BROKER

            Landlord and Tenant covenant and represent that the sole brokers who negotiated and brought about this transaction were Newmark & Company Real Estate, Inc. and Cohen Brothers Realty Corporation and Landlord agrees to pay a commission therefor as per separate agreements. Landlord and Tenant agree to hold the other harmless against any claims for a brokerage commission arising out of a breach by the other of the representations contained in this Article.

                                   ARTICLE 25

                         SUBORDINATION AND GROUND LEASE

            Section 25.01. This Lease is subject and subordinate to (a) all ground and underlying leases on the Land and/or Building now or hereafter existing, and (b) to all mortgages which may now or hereafter affect any such ground and underlying leases or the Land and/or the Building, and to all renewals, modifications, amendments, consolidations, replacements or extensions of any of the foregoing. This clause shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant, at any time and from time to time, shall execute promptly, and within fifteen (15) days of such request, any certificate and document that Landlord may reasonably request which reasonably evidences such subordination. Notwithstanding the above, Landlord, within forty-five (45) days from the date hereof, agrees to obtain from Credit Suisse First Boston Mortgage Capital, LLC, the holder of the existing mortgage which is a lien on the Building Project, an agreement (the "non-disturbance and attornment agreement") providing in substance that Tenant's possession of and rights in the Demised Premises and under this Lease shall remain undisturbed, so long as Tenant is not in default under the provisions of this Lease, after any notice and the expiration of any applicable periods of grace, and provided Tenant agrees in said instrument to attorn to such mortgagee as its landlord under this Lease. If a fully executed and acknowledged original copy of such non-disturbance and attornment agreement is not delivered to Tenant within such forty-five (45) day period, Tenant, as its sole remedy for Landlord's failure to obtain the non-disturbance and attornment agreement, may by notice given within twenty-one
(21) days after the expiration of such forty-five (45) day period, terminate this Lease on a date specified in such notice which shall not be later than thirty (30) days after the date of said notice, unless prior to such termination date all such copies are delivered to Tenant or Tenant elects to rescind such notice. In the event of such termination, neither Landlord nor Tenant shall have any further liability to each other except that Landlord shall return to Tenant all moneys given to Landlord upon the execution of this Lease. Concurrently with the execution of this Lease, Tenant has executed a non-disturbance and attornment agreement with respect to such mortgagee. Notwithstanding the first three (3) sentences of this Section 25.01, it is further agreed that this Lease shall not be subject and subordinate to and Tenant shall not be required to attorn to any mortgages or any ground or underlying leases which may hereafter affect the Building Project, unless the holder of each such mortgage or lessor under each such lease executes such non-disturbance and attornment agreement in the then customary form of such mortgagee or lessor, with such changes as are reasonably acceptable to Tenant consistent with the form being executed concurrently herewith. Landlord represents to Tenant that there is no ground or underlying lease affecting the Building Project, or any portions thereof.

            Section 25.02. (a) Tenant covenants and agrees that if by reason of a default under any underlying lease, or under any mortgage, such underlying lease and the leasehold estate of the Landlord in the Demised Premises is terminated, or the Land and/or the Building are foreclosed upon or transferred in lieu of a foreclosure, the Tenant will attorn to the then holder of the reversionary interest in the premises demised by this Lease or the foreclosure purchaser or transferee in lieu of foreclosure, and will recognize such holder, purchaser or transferee as the Tenant's Landlord under this Lease, unless, subject to the provisions of any non-disturbance and attornment agreement, the lessor under such underlying lease or the holder of any such mortgage shall, in any proceeding to terminate such underlying lease or foreclose such mortgage, elects to terminate this Lease and the rights of Tenant hereunder provided, however, the holder of the reversionary interest or the foreclosure purchaser or transferee in lieu of foreclosure shall not be
      (i) liable for any act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness which theretofore shall have accrued to Tenant against Landlord; (iii) obligated to perform, undertake or complete any work in the Demised Premises or to prepare it for occupancy; (iv) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one (1) month's rent, unless such modification or prepayment shall have been approved in writing by the holder of such Mortgage; (v) obligated to repair the Demised Premises, or the Building, or any part thereof, in the event of any damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to the then holder of the reversionary interest or the foreclosure purchaser or transferee in lieu of foreclosure; (vi) obligated to repair the Demised Premises or the Building, or any part thereof, in the event of partial condemnation of the Demised Premises or the Building; (vii) required to account for any security deposit of Tenant unless actually delivered to such holder, purchaser or transferee by Landlord; (viii) bound by any obligation to make any payment to Tenant or grant any credits (other than in Article 3), except for services, repairs, maintenance and restoration provided for under this Lease to be performed by Landlord after the date of attornment; or (ix) responsible for any monies owing by Landlord to Tenant. Nothing contained in this subparagraph shall be construed to impair any right otherwise exercisable by any such holder, purchaser or transferee. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the Landlord of or the lessor under any such underlying lease or the holder of any such mortgage any instrument which may be reasonably necessary or appropriate to evidence such attornment. The Tenant further waives the provisions of any statute or rule or law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the premises demised hereby in the event, any proceeding is brought by the lessor under any underlying lease or the holder of any such mortgage to terminate the same, and agrees that this Lease shall not be affected in any way whatsoever by any such proceeding.

                  (b) Upon Tenant's receipt of a written notice from the lessor under any underlying lease or the holder of any such mortgage (the name and address of such lessor or mortgagee having been previously provided to Tenant by notice from the Landlord) to the effect that (i) the lessor of said underlying lease or the holder of any such mortgage is entitled to send a notice to the Landlord, as tenant under said underlying lease, terminating said lease, or such holder is entitled to performance by Tenant under this Lease, and (ii) the Tenant should pay the minimum rent and additional rent thereafter due and payable under this Lease to said lessor or the holder of any such mortgage at a place designated in such notice, Tenant shall pay such minimum rent and additional rent to said lessor under said underlying lease or the holder of any such mortgage at such designated place until such time as said lessor or holder shall notify Tenant that Landlord is no longer in default under said underlying lease or such mortgage and that Tenant may resume paying all minimum rent and additional rent thereafter due and payable under this Lease to Landlord. Tenant shall have no liability to the Landlord for paying any minimum rent or additional rent to said lessor under the underlying lease or holder of any such mortgage or otherwise acting in accordance with the provisions of any notice sent to it under this paragraph and shall be relieved of its obligations to pay Landlord any minimum rent or additional rent under this Lease to the extent such payments are made to said lessor under the underlying lease, or to such mortgagee, and any such payments so made by Tenant shall be deemed payments under this Lease. Tenant shall be entitled to rely on any notice sent to it which appears to be sent by the said lessor under an underlying lease or said mortgagee whose name and address have been previously furnished to Tenant in writing, without any liability on the part of Tenant.

            Section 25.03. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, pursuant to the terms of this Lease, if any, Tenant will not exercise any such right until:

                  (a) it has given a written notice (concurrently with any notice given to Landlord), regarding such act or omission to the holder of any mortgage and to the landlord of any ground or underlying lease, whose names and addresses shall previously have been furnished to Tenant by Landlord, addressed to such holder and landlord at the last addresses so furnished, and

                  (b) a reasonable period of time (not to exceed the period in this Lease) for remedying such act or omission shall have elapsed following such giving of notice and the expiration of any grace period applicable thereto in favor of Landlord hereunder, during which such holder and landlord, or any of them, with reasonable diligence, following the giving of such notice, shall not have commenced or have commenced are not continuing to remedy such act or omission or to cause the same to be remedied with due diligence.

            Section 25.04. Any permitted subtenants of Tenant (immediate or remote) subleasing one full floor or more space in the Demised Premises shall be entitled to a non-disturbance and attornment agreement from Landlord, in form and substance reasonably satisfactory to such subtenant, but providing, at a minimum, that so long as such subtenant is not then in default under the terms and conditions of its sublease beyond applicable notice and cure periods, if any, Landlord shall not disturb the occupancy of such subtenant if, for any reason, this Lease is terminated by Landlord, and Landlord shall recognize such subtenant as a direct tenant of Landlord upon the terms and conditions set forth in such subtenant's sublease.

            Section 25.05. If, in connection with obtaining financing for the Building, or of Landlord's interest in any ground or underlying lease, a banking, insurance or other recognized institutional lender shall request modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or defer its consent thereto and its execution and delivery of such modification agreement, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises or reduce the obligations of Landlord hereunder.

                                   ARTICLE 26

                              ESTOPPEL CERTIFICATE

            Landlord or Tenant shall at any time, and from time to time, within fifteen (15) days after so requested by the other execute, acknowledge and deliver to the other, a statement addressed to the other or its designee or (in the case of Landlord) the holder of any mortgage encumbering the Land and/or Building and (in the case of Tenant) any proposed subtenant or assignee (a) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) stating the dates to which the minimum rent and additional rent have been paid, (c) stating to the best of such party's knowledge whether or not there exists any default by the other party under this Lease, and, if so, specifying each such default, and (d) such other information as may be reasonably required by such party or any mortgagee, it being intended that any such statement may be relied upon by Landlord, by any mortgagee or prospective mortgagee of any mortgage affecting the Building or the leasehold estate under any ground or underlying lease affecting the land described in Schedule B and/or Building and improvements thereon, or may be relied upon by the landlord under any such ground or underlying lease or a purchaser of Lessee's estate under any such ground or underlying lease or any interest therein, or by Tenant, or any subtenant or assignee of Tenant.

                                   ARTICLE 27

                              WAIVER OF JURY TRIAL

            Tenant hereby waives the right to trial by jury in any summary proceeding that may hereafter be instituted against it or in any action or proceeding that may be brought by Landlord on matters which are connected with this Lease, or any of its provisions or Tenant's use or occupancy of the Demised Premises, including any claims for injury or damage, or any emergency or other statutory remedy with respect thereto.

                                   ARTICLE 28

                              SURRENDER OF PREMISES

            Section 28.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

            Section 28.02. In the event Tenant shall remain in possession of the Demised Premises after the expiration or other termination of the term of this Lease, such holding over shall not constitute a renewal or extension of this Lease. Landlord, may, at its option, elect to treat Tenant as one who is not removed at the end of the term, and thereupon be entitled to all of the remedies against Tenant provided by law in that situation or Landlord may elect to construe such holding over as a tenancy from month-to-month, subject to all of the terms and conditions of this Lease, except as to the duration thereof, and the minimum rent shall be due, in either of such events, at a monthly rental rate equal to two (2) times the monthly installment of minimum rent which would otherwise be payable for such month, together with any and all additional rent.

                                   ARTICLE 29

                              RULES AND REGULATIONS

            Section 29.01. Tenant, its servants, employees, agents, visitors and licensees shall observe faithfully and comply with the rules and regulations set forth in Schedule "C" attached hereto and made a part hereof. Landlord shall have the right from time to time during the term of this Lease to make reasonable changes in and additions to the rules thus set forth provided such changes and additions are applicable to all other office tenants in the Building. All rules and regulations shall be enforced in a non-discriminatory manner. Any conflict between the terms of this Lease and the terms of the rules and regulations shall be resolved in favor of the terms set forth in this Lease.

            Section 29.02. Any failure by Landlord to enforce any rules and regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a breach hereunder or waiver of any such rules and regulations.

                                   ARTICLE 30

                     SUCCESSORS AND ASSIGNS AND DEFINITIONS

            Section 30.01. The covenants, conditions and agreements contained in this Lease shall bind and enure to the benefit of Landlord and Tenant and their respective distributees, legal representatives, successors and, except as otherwise provided herein, their assigns.

            Section 30.02. The term "Landlord" as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the tenant's estate under any ground or underlying lease covering the Land described in Schedule B hereto annexed and/or the fee title of Landlord covering the Land and/or the Building and improvements thereon. In the event of any assignment or assignments of such tenant's estate or transfer of such title, Landlord herein named (and in case of any subsequent assignment or transfer, the then assignor or transferor) shall be automatically freed and relieved from and after the date of such assignment or transfer of all personal liability as respects to performance of any of Landlord's covenants and agreements thereafter to be performed, and such assignee or transferee automatically shall be bound by all of such covenants and agreements; it being intended that Landlord's covenants and agreements shall be binding on Landlord, its successors and assigns only during and in respect of their successive periods of such ownership.

            However, in any event, the members in Landlord shall not have any personal liability or obligation by reason of any default by Landlord under any of Landlord's covenants and agreements in this Lease. In case of such default, Tenant will look only to Landlord's estate, as tenant, under such ground or underlying lease and/or its interest in the Land and/or Building, to recover any loss or damage resulting therefrom; and Tenant shall have no right to nor shall Tenant assert any claim against nor have recourse to Landlord's other property or assets to recover such loss or damage.

            Section 30.03. All pronouns or any variation thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural as the identity of the person or persons may require; and if Tenant shall consist of more than one
(1) person, the obligations of such persons, as Tenant, under this Lease, shall be joint and several.

            Section 30.04. The definitions contained in Schedule E annexed hereto are hereby made a part of this Lease.

                                   ARTICLE 31

                                     NOTICES

            Any notice, statement, certificate, request, approval, consent or demand required or permitted to be given under this Lease shall be in writing sent by registered or certified mail (or reputable, commercial overnight courier service regularly maintaining a record of receipt) return receipt requested, addressed, as the case may be, to Landlord, at 750 Lexington Avenue, New York, New York 10022, and to Tenant prior to the Commencement Date at 1633 Broadway, New York, New York 10019, Attention: General Counsel, and after the Commencement Date at the Demised Premises, with a copy sent in the same manner to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, Attention: Douglas
J. Danzig, Esq. or to such other addresses as Landlord or Tenant respectively shall designate in the manner herein provided. Such notice, statement, certificate, request, approval, consent or demand shall be deemed to have been given on the date when received, if mailed, as aforesaid, or on the date of delivery by overnight courier or refusal to accept delivery.

                                   ARTICLE 32

                           NO WAIVER; ENTIRE AGREEMENT

            Section 32.01. The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Landlord of any of the terms, covenants and conditions of this Lease. The failure of Landlord to insist upon the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future of such term, covenant, condition, right or remedy. A receipt by Landlord of minimum rent or additional rent with knowledge of the breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach. This Lease may not be changed or terminated orally. In addition to the other remedies in this Lease provided, Landlord shall be entitled to seek to restrain by injunction, the violation or attempted or threatened violation of any of the terms, covenants and conditions of this Lease or to a decree, any court having jurisdiction in the matter, compelling performance of any such terms, covenants and conditions.

            Section 32.02. No receipt of monies by Landlord from Tenant, after any re-entry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate the Lease; and after the service of notice to terminate this Lease, or after commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them of account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

            Section 32.03. If Tenant is in arrears in the payment of minimum rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

            Section 32.04. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

            Section 32.05. This Lease and the Schedules annexed hereto constitute the entire agreement between Landlord and Tenant referable to the Demised Premises, and all prior negotiations and agreements are merged herein.

            Section 32.06. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

            Section 32.07. Tenant acknowledges that Landlord will contract or has contracted with one or more providers of telecommunications services for the installation of cable, wire and related electrical, electronic or mechanical devices in the Building sufficient to provide telecommunications services to the Demised Premises, and Tenant agrees to engage such a provider, as designated by Landlord, to provide such services, unless another provider selected by Tenant and approved by Landlord agrees to provide such services to Tenant at a lower cost than the provider designated by Landlord. In such event Landlord shall have the right to cause the service provider designated by Landlord to match the cost chargeable by the provider selected by Tenant, in which event Tenant agrees to engage the provider designated by Landlord, provided such provider designated by Landlord shall be able to provide substantially equivalent service as that to be provided by Tenant's service provider. However, if the provider is an affiliate or client of Tenant, Tenant may use such provider.

            Section 32.08. Tenant, at its cost, may use its prorata share of the available space in the Building's telephone risers, for the installation of its telecommunication/data wiring, as shown on Tenant's approved plans. Tenant, at its cost, shall repair any damage to the Building caused by the installation and/or maintenance of such wiring.

                                   ARTICLE 33

                                    CAPTIONS

            The captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

                                   ARTICLE 34

                              INABILITY TO PERFORM

            Tenant's obligation to pay minimum rent and additional rent and to perform all of the other terms, covenants and conditions of this Lease shall not be affected, diminished, or excused if by reason of unavoidable delays (as hereinafter defined) Landlord fails or is unable to supply any services or make any repairs or perform any work which under this Lease Landlord has expressly agreed to supply, make or perform, and the time for the performance or observance thereof shall be extended for the period of time as Landlord shall have been so delayed.

            The words "unavoidable delays", as used in this Lease shall mean (a) the enactment of any law or issuance of any governmental order, rule or regulation (i) prohibiting or restricting performance of work of the character required to be performed by Landlord under this Lease, or (ii) establishing rationing or priorities in the use of materials, or (iii) restricting the use of labor, and (b) strikes, lockouts, acts of God, inability to obtain labor or materials, enemy action, civil commotion, fire, unavoidable casualty or other similar types of causes beyond the reasonable control of Landlord, other than financial inability.

                                   ARTICLE 35

                         NO REPRESENTATIONS BY LANDLORD

            Neither Landlord nor any agent or employee of Landlord has made any representation whatsoever with respect to the Demised Premises except as expressly set forth in this Lease.

                                   ARTICLE 36

                                  RENT CONTROL

            In the event the minimum rent and/or additional rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any federal, state, county or city law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, Tenant shall enter into such agreement(s) and take such other steps (without additional expense or liability to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the minimum rent and/or additional rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) minimum rent and/or additional rent which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

                                   ARTICLE 37

                             LANDLORD'S CONTRIBUTION

            Subject to the provisions of Article 5 of this Lease, and except for the work to be performed by Landlord pursuant to Section 2.02, Tenant agrees to perform the initial work and installations required to make the Demised Premises suitable for the conduct of Tenant's business. Tenant agrees to deliver to Landlord, for Landlord's approval the plans and specifications for Tenant's initial work no later than thirty (30) days following the Commencement Date. In addition to the work to be performed by Landlord pursuant to Section 2.02 of this Lease, Landlord agrees to contribute up to the sum of $3,640,000 (Landlord's Contribution") toward the cost of such work, which shall include hard and soft costs. Landlord shall pay to Tenant, from time to time, but not more often that once a month, ninety (90%) percent of the cost of the work (such cost shall include any hold-back to the contractor) requested by Tenant theretofore performed by the contractor, provided Tenant delivers to Landlord concurrently with its request, receipted bills (including any contractor's hold-back) of the contractor involved approved by Tenant, a certificate by Tenant's architect that such bills have been approved and the work or materials evidenced by such bills have been satisfactorily performed or delivered and a waiver of mechanic's lien signed by the contractor with respect to the amount paid, if any, to such contractor for the immediately preceding month, or prior payment, as evidenced by the receipted bill, such payment to be made by Landlord to Tenant within ten (10) days after receipt of Tenant's request together with the aforesaid documentation. Within ten (10) days after Landlord receives a certificate from Tenant's architect stating that Tenant's work has been substantially completed, that the same has been performed in compliance with all applicable Governmental Requirements and the approved plans and specifications and delivery to Landlord of the final "sign-off" letters and equipment use permits (as necessary) for all work performed from the applicable municipal authorities, Landlord shall pay to Tenant the aggregate of the ten (10%) percent sums retained by Landlord. Landlord shall have no obligation or responsibility to pay any cost exceeding the amount of Landlord's Contribution. If the amount Tenant expends for the cost exceeds the amount of Landlord's Contribution, Tenant shall be responsible for the payment to the contractors of the excess. If said amount is less than the amount of Landlord's Contribution, Landlord shall not be obligated to pay such difference to Tenant. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs and expenses in connection with such work exceeding the amount of Landlord's Contribution. Notwithstanding the foregoing provisions of this Article 37, if this Lease shall be terminated by reason of tenant's default hereunder, in addition to the damages set forth in Section 16.06, Landlord shall be entitled to recover from Tenant the unamortized amount of Landlord's Contribution, determined on the basis that the then remaining term of this Lease (as if this Lease had not terminated) bears to the initial term of this Lease.

                                   ARTICLE 38

                                ADDITIONAL SPACE

            Section 38.01. So long as this Lease is then in full force and effect and Tenant is not then in default in performing any of the monetary conditions of this Lease on its part to be performed, both at the time of Landlord's Availability Notice (as hereinafter defined) and on the Effective Date (as hereinafter defined) for the Additional Space (as hereinafter defined), at the time during the term of this Lease that Landlord becomes aware, after the initial leasing thereof, of the potential availability of not less than 13,000 rentable square feet on the 35th floor of the Building (the "Additional Space"), which Landlord anticipates will become available for lease and future occupancy by Tenant during the term of this Lease, Landlord shall then give Tenant notice thereof (the "Availability Notice"). Such notice shall also state the rentable square feet of the Additional Space, which for the purposes of this Article 38 is agreed to be 26,000 rentable square feet for the entire 35th floor, and Landlord's reasonable estimation of the date when such Additional Space will be available for Tenant"s occupancy (the "Occupancy Date"). If the same is subject to the prior right of the then tenant thereof to renew the term thereof (the "Prior Right"), Landlord shall include in its Availability Notice the existence of such Prior Right and the date by which the same must be exercised by the existing tenant having such Prior Right. Concurrently with giving the Availability Notice to Tenant, Landlord shall give to the existing tenant notice to exercise its Prior Right. Landlord thereafter shall notify Tenant of the exercise or non-exercise of such Prior Right. Landlord represents that there is no existing Prior Rights as of the date hereof, and Landlord agrees that it shall not grant any such rights other than to a tenant occupying the Additional Space or any Further Additional Space (as hereinafter defined). Tenant shall have the one time right to exercise its option to lease such Additional Space by giving Landlord notice of its election to do so (the "Exercise Notice"), within thirty (30) days from the date of its receipt of the Availability Notice, with TIME OF THE ESSENCE. However, if such Additional Space is subject to a Prior Right, Tenant may exercise its option by giving the Exercise Notice within thirty (30) days from the date of its receipt of notice from Landlord of the non-exercise of such Prior Right, with TIME OF ESSENCE. Provided Tenant has given its Exercise Notice to Landlord for the aforesaid Additional Space and the same has become part of the Demised Premises, then at any future time during the term of this Lease, excluding the last four (4) years of the term hereof, that Landlord becomes aware of the potential availability of all or any part of the remaining space on the 35th floor of the Building adjoining the Additional Space (the "Further Additional Space") which Landlord anticipates will become available for lease and future occupancy by Tenant at any time prior to the last four (4) years of the term hereof, Landlord shall give Tenant the Availability Notice which shall contain the same information for the Further Additional Space as required for the Additional Space. Tenant shall have the one time right to exercise its option to lease any Further Additional Space set forth in the Availability Notice by delivering its Exercise Notice in the same manner and subject to the same conditions set forth above with respect to the Additional Space. If Landlord does not receive the Exercise Notice with respect to the Additional Space or any Further Additional Space, as the case may be, within the applicable thirty (30) day period, then Tenant shall have no further rights with respect to the Additional Space or any Further Additional Space, as the case may be, set forth in the Availability Notice under this Article 38, and Landlord may lease such Additional Space or any Further Additional Space, as the case may be, set forth in the Availability Notice to any other party upon such terms and conditions as Landlord may deem desirable.

            Section 38.02. Tenant shall take possession of the Additional Space and Landlord shall deliver possession thereof to Tenant on the later of the Occupancy Date and the actual date on which Landlord shall have delivered such Additional Space or any Further Additional Space, as the case may be, to Tenant vacant and free of the possessions of any prior tenant, but in no event later than thirty (30) days after the then tenant occupying such space has vacated (the "Effective Date"), and from and after the Effective Date such Additional Space or any Further Additional Space, as the case may be, shall automatically be deemed added to and made part of the Demised Premises upon all of the terms, covenants and conditions as are contained in this Lease (except those which by their terms are no longer applicable), except as follows:

                  (a) Tenant agrees to accept possession of the Additional Space or any Further Additional Space, as the case may be, in its then "As Is" condition and Landlord shall not be required to do any work therein to prepare the same for Tenant's occupancy, except that (i) Landlord, at Landlord's expense, shall install a submeter in the Additional Space or Further Additional Space if the Additional Space or Further Additional Space is not equipped with a submeter measuring only electrical consumption in the Additional Space or Further Additional Space, and (ii) if there is any asbestos located in the Additional Space or Further Additional Space, except for any asbestos in the adhesive material securing any existing floor covering, Landlord, at its expense, shall remove same in accordance with all Governmental Requirements.

                  (b) The amount of the minimum rent provided in Section 3.01
      (a) shall be increased by the amount equal to the fair market annual rental value ("Rental Value") of the Additional Space or any Further Additional Space, as the case may be, as of the Effective Date, but not less than at the aggregate rate per square foot payable for minimum rent under Article 3 of this Lease and additional rent payable under Article 22 of this Lease immediately prior to the Effective Date. In the event the parties fail to agree on such Rental Value within ninety (90) days prior to the Effective Date, such Rental Value shall be determined by arbitration in the manner as hereinafter provided in Article 40; and the determination of such arbitration shall be conclusive and binding on the parties. If for any reason such Rental Value shall not be determined prior to the commencement of the Effective Date, Tenant, in the meantime shall pay the monthly installments of minimum rent at the rate per square foot payable for minimum rent and said additional rent pursuant to this Lease immediately prior to the Effective Date. If the Rental Value shall be greater than the amount paid by Tenant for the Additional Space or any Further Additional Space, as the case may be, following the Effective Date, Tenant forthwith after the arbitrators' decision, shall pay to Landlord the difference between the monthly installments actually paid and the monthly installments which should have been paid from the commencement of the Effective Date, and thereafter Tenant shall pay the monthly installments of the new minimum rent. In determining Rental Value, the arbitrators shall take into consideration all relevant factors, including, but not limited to a cash contribution, free rent, and any Landlord's work then being offered in the open market for a similar lease, and the term of the lease for the Additional Space or Further Additional Space.

                  (c) Notwithstanding subdivision (b) above, in Section 22.01(a), with respect to the Additional Space or Further Additional Space only, in subdivision (i) the "Tax Base Factor" shall mean the July 1 - June 30 fiscal year in which the Effective Date occurs; in subdivision
      (iii) the "comparative tax year" shall mean the July 1 - June 30 fiscal year immediately following the Tax Base Factor; and in subdivision (v) the "Percentage" shall be the percentage that the rentable square feet of the Additional Space or Further Additional Space bears to the rentable square feet of the office space in the Building.

                  (d) In Section 22.02(a), with respect to the Additional Space or Further Additional Space only, in subdivision (ii), the "Base Wage Rate" shall mean the Wage Rate in effect for the calendar year in which the Effective Date occurs; and in subdivision (v) the "Multiplication Factor" shall mean the rentable square feet of the Additional Space or Further Additional Space.

            Section 38.03. Notwithstanding the provisions of Section 36.02, if Landlord is unable to give possession of the Additional Space or Further Additional Space as the case may be, on the Effective Date because of the holding-over of the tenant thereof, Landlord shall not be subject to any liability for failure to give possession on the Effective Date, but the Effective Date shall not be deemed to have occurred for any purpose whatsoever until the date that Landlord shall actually deliver possession of the Additional Space or Further Additional Space, as the case may be, to Tenant. In any event, Landlord shall promptly commence and diligently prosecute holdover proceedings or such other legal proceedings as may be required in order to obtain prompt possession of the Additional Space or Further Additional Space as promptly thereafter as may be practical.

            Section 38.04. Following the determination of the Effective Date, the minimum rent and the escalation rents of the Additional Space or Further Additional Space, Landlord and Tenant shall execute an agreement amending this Lease to reflect the foregoing, but the provisions of this Article 38 shall be effective with respect to the Additional Space or

Further Additional Space effective from and after the Effective Date whether or not such an amendment is executed.

            Section 38.05. Except as specifically amended in this Article 38, all of the terms, covenants and conditions of this Lease shall continue in full force and effect and unchanged.

                                   ARTICLE 39

                             OPTION FOR RENEWAL TERM

            Section 39.01. So long as this Lease is then in full force and effect and Tenant is not then in default beyond the expiration of any applicable cure period, both at the time it exercises the Renewal Option (as hereinafter defined) and at the commencement of the Renewal Term (as hereinafter defined) under any of the monetary terms, covenants and conditions hereunder on the part of Tenant to be performed, Tenant, at its option (the "Renewal Option"), shall have the right to extend the Expiration Date of this Lease for one additional period of five (5) years (the "Renewal Term"), provided Tenant gives Landlord notice of its exercise of its option at least fifteen (15) months but not more than twenty-one (21) months prior to the expiration of the initial term hereof, with TIME OF THE ESSENCE. If Landlord does not receive Tenant's exercise notice prior to such date, then Tenant shall have no further rights under this Article 39 and this Article shall be of no further force or effect.

            Section 39.02. The Renewal Term shall be upon all of the same terms, covenants and conditions as are contained in this Lease, except as follows:

                  (a) Tenant shall have no further right to extend the term of this Lease.

                  (b) Landlord shall not be required to do any work in the Demised Premises and there shall be no rent abatement.

                  (c) (i) The minimum rent for the Renewal Term shall be an
            amount equal to the fair market annual rental value of the Demised Premises as at the commencement of the Renewal Term (exclusive of the additional rent under Article 22 which shall continue to be payable as provided in said Article), but in no event less than the amount of the minimum rent and additional rent then payable during the last year of the initial term ("Renewal Rental Value"). In the event the parties fail to agree on such Renewal Rental Value within six (6) months prior to the Expiration Date of the initial term hereof, then such Renewal Rental Value shall be determined by arbitration in the manner as provided in Article 39, and the results of such arbitration shall be conclusive and binding on the parties. In making such determination, the arbitrators shall take into consideration all relevant factors, including, but not limited to a cash contribution, free rent, and any landlord's work then being offered in the open market for a similar lease, and the term of the Renewal Term.

                        (ii) If for any reason the Renewal Rental Value for the
            Renewal Term shall not be determined prior to the commencement of the Renewal Term, Tenant, in the meantime, shall pay the monthly installments of minimum rent at the then rate as provided in Section 3.01(a) including the additional rent then payable under Article 22. If the Renewal Rental Value as determined by arbitration shall be greater than the amount of the annual minimum rent (exclusive of additional rent under Article 22) then being payable, then within twenty (20) days after the arbitrators' decision, the difference between the monthly installments for minimum rent actually paid and the monthly installments for minimum rent which should have been paid from the commencement of the Renewal Term shall be determined and paid by Tenant to Landlord and thereafter Tenant shall pay the monthly installments of minimum rent at the new rate.

                        (d) In Section 22.01(a), in subdivision (i) the "Tax
            Base Factor" shall mean the Real Estate Taxes for the Comparative Tax Year in which the Renewal Term occurs; and in subdivision (iii) the "Comparative Tax Year shall mean the real estate tax year following the Base Tax Factor.

                        (e) In Section 22.02, in subdivision (ii) the "Base Wage
            Rate" shall mean the Wage Rate in effect for the Year in which the Renewal Term occurs.

            Section 39.03. Following the determination of the minimum rent, Landlord and Tenant shall execute an agreement amending this Lease to reflect the foregoing, but the provisions of this Article 39 shall be effective with respect to the Renewal Term effective from the commencement of the Renewal Term whether or not such an amendment is executed.


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

                                   ARTICLE 40.

                                   ARBITRATION

            Section 40.01. The arbitration provided for in Articles 38 and 39 shall be settled by arbitration in the Borough of Manhattan, City, County and State of New York, conducted to the extent consistent with this Article 40 in accordance with the rules then obtaining of the American Arbitration Association, or any successor body of similar function, governing commercial arbitration, except that the foregoing shall not be deemed or construed to require that such arbitration actually be conducted by or before the American Arbitration Association or any successor body of similar function. The arbitration shall be conducted before arbitrators selected as follows: The party desiring arbitration shall appoint a disinterested real estate broker with at least ten (10) years experience in the matter involved complying with the provisions of Section 40.02 hereof as arbitrator on its behalf and give notice thereof to the other party who shall, within twenty (20) days thereafter, appoint a second disinterested real estate broker with at least ten (10) years experience in the matter involved as arbitrator on its behalf and give written notice thereof to the first party. The arbitrators thus appointed shall, within twenty (20) days after the date of the appointment of the second arbitrator, appoint a third disinterested person, who shall be a real estate broker licensed by the State of New York or otherwise qualified and having the necessary expertise, including at least ten (10) year's experience, in the matter or discipline which is the primary subject or is primarily involved in such arbitration. If the arbitrators thus appointed shall fail to appoint such third disinterested person within said twenty (20) day period, then either party may, by application to the presiding Justice of Appellate Division of the Supreme Court of the State of New York for the First Judicial Department, which application shall be made within fifteen (15) days after the end of said twenty
(20) day period, seek to appoint such third disinterested person, such appointment being made not later than thirty (30) days after the date of said application. Upon such appointment, such person shall be the third arbitrator as if appointed by the original two arbitrators. The decision of the majority of the arbitrators shall be final, non-appealable, conclusive and binding on all parties and judgment upon the award may be entered in any court having jurisdiction. If a party who shall have the right pursuant to the foregoing, to appoint an arbitrator, fails or neglects to do so, then and in such event the other party shall select the arbitrator not so selected by the first party, and upon such selection, such arbitrator shall be deemed to have been selected by the first party. The expenses of arbitration shall be shared equally by Landlord and Tenant, but each party shall pay and be separately responsible for its own counsel and witness fees and disbursements. Landlord and Tenant agree to sign all documents and to do all other things reasonably necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder and agree that a judgment or order may be entered in any court of competent jurisdiction based on an arbitration award (including the granting of injunctive relief).

            Section 40.02. The arbitrators shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration, but any such consultation shall be made in the presence of both parties, with full right on their part to cross-examine such experts and authorities. The arbitrators shall render their decision and award upon the concurrence of at least two (2) of their number, not later than sixty (60) days after appointment of the third arbitrator. Their decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering their decision and award, the arbitrators shall have no power to modify or in any manner alter or reform any of the provisions of this Lease, and the jurisdiction of the arbitrators is limited accordingly.

                                   ARTICLE 41

                          SUPPLEMENTAL AIR CONDITIONING

            Tenant, at its own cost and expense, subject to the provisions of
Article 5 and in accordance with plans and specifications approved by Landlord, may install an air cooled supplemental air conditioning system or systems (collectively the "System") the Demised Premises. Such System shall be vented only through the north or south side of the Building. The design, color and location of any louvers installed in connection therewith shall be subject to Landlord's reasonable approval. Tenant, at its own cost, shall maintain such System in good condition and repair and shall make any replacements thereof as may be required. Tenant, at its own expense, shall obtain in its own name the use permits for such System and provide Landlord with copies of same. Tenant shall also obtain and pay for all annual renewal fees in connection therewith, and provide Landlord with a copy of such annual renewals. Tenant shall indemnify and hold Landlord harmless from and against any loss, claims, costs and expenses (including reasonable attorneys' fees) in connection with the repair and maintenance of said System.

                                   ARTICLE 42.

                                 ROOF EQUIPMENT

            Tenant shall have the right to use its prorata share (excluding areas required by Landlord for the Building) of the available area on the roof designated by Landlord for the purpose of locating and/or installing, at its own cost and expense, a satellite dish and /or antenna (collectively "Equipment"). However, if Landlord thereafter is required to use additional area on the roof in connection with the operation of the Building, and no other area on the roof is then available for such purpose, Tenant's prorata share thereof shall be reduced accordingly and Tenant shall remove its Equipment from such area and repair any damage caused thereby. Tenant shall also have the right, subject to the provisions of Article 5, to install in the Building core area, risers, ducts, conduits or other facilities, necessary to connect such Equipment to the Demised Premises or any option or additional space then leased by Tenant. All such Equipment and connecting facilities shall be installed and maintained in a manner not to unreasonably disturb the other tenants in the Building, the operation of the Building systems therein, in compliance with all applicable Governmental Requirements, and subject to plans showing the type of Equipment and connecting facilities to be installed and its location and manner of installation, such plans to be approved by Landlord. Tenant shall cause the Equipment to be covered under Tenant's liability insurance policy. Tenant shall indemnify and hold Landlord harmless from and against any loss, claim, damage or expense in connection with or relating to the installation, maintenance and operation of such Equipment and connecting facilities. Tenant, at its own cost, shall repair any damage to the Building, roof and/or Demised Premises caused by such work, and shall at all times maintain and repair the Equipment and wiring, including any required replacements thereof.

            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                              622 BUILDING COMPANY LLC,
                              By:   622 Building Corp.,
                                    its managing member

                              By:   /s/ Charles Steven Cohen
                                    -------------------------------
                                    Charles Steven Cohen, President
                                                              Landlord

                              TMP WORLDWIDE, INC.

                              By:   /s/ Bart W. Catalane
                                    -------------------------------
                                    Name: Bart W. Catalane
                                    Title: Chief Financial Officer
                                                              Tenant

STATE OF NEW YORK       )
                        :  ss.:
COUNTY OF NEW YORK      )

            On the 13th day December of in the year 1999 before me, the undersigned, a Notary Public in and said State, personally appeared Charles Steven Cohen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

                                      /s/ Madeline C. Marcus
                                   -----------------------------
                                           Notary Public

STATE OF NEW YORK       )
                        :  ss.:
COUNTY OF NEW YORK      )

            On the 18th day of December in the year 1999 before me, the undersigned, a Notary Public in and said State, personally appeared Bart W. Catalane, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

                                          /s/ Nancy Rooney
                                   -----------------------------
                                           Notary Public


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

                                   SCHEDULE A

                                   FLOOR PLAN

                                   SCHEDULE B
                               DESCRIPTION OF LAND

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of 40th Street with the westerly side of 3rd Avenue;

RUNNING THENCE northerly along the westerly side of 3rd Avenue, 74 feet 3/4 of an inch;

THENCE westerly parallel with northerly side of 40th Street, 100 feet;

THENCE northerly parallel with the westerly side of 3rd Avenue, 123 feet 5 1/4 inches to the southerly side of 41st Street;

RUNNING THENCE westerly along the southerly side of 41st Street, 228 feet 4 inches to a point distant 91 feet 8 inches east of the easterly side of Lexington Avenue;

THENCE southerly parallel with the westerly side of 3rd Avenue, 80 feet;

THENCE westerly parallel with the southerly side of 41st Street, 16 feet 8 inches;

THENCE southerly parallel with the westerly side of 3rd Avenue, 18 feet 9 inches;

THENCE easterly parallel with the southerly side of 41st Street, 50 feet;

THENCE southerly parallel with the westerly side of 3rd Avenue, 23 feet 9 inches;

THENCE easterly parallel with the southerly side of 41st Street, 45 feet;

THENCE southerly and parallel with the westerly side of 3rd Avenue, 75 feet to the northerly side of 40th Street; and

THENCE easterly along the northerly side of 40th Street, 250 feet to the point or place of BEGINNING.


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

                                   SCHEDULE C

                              RULES AND REGULATIONS

            1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees, guests, customers and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities, furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. Landlord further reserves the right, at any time, to install a message/package center in an area in the Building designated by Landlord and reasonably accessible to and for the common use of tenant's, and the tenants shall comply with the procedures for the same set forth by the Landlord.

            2. The reasonable cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

            3. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the building after ordinary business hours, subject to the reasonable requirements of Landlord previously agreed to between the Landlord and the Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons. If Landlord issues identification cards for the use of tenants in the Building, the initial cost thereof shall be borne by Landlord. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be rejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The

Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

            4. No tenant shall obtain or accept for use in its premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by the Landlord are comparable to the industry charge. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by the Landlord.

            5. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's premises.

            6. There shall not be used in any space, or in the public halls of the Building, either by the Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

            7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

            8. No noise, including the playing of any musical instruments, radio or television, which, in the reasonable judgment of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would unreasonably impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, flammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

            9. Tenant shall not permit any cooking or food odors emanating within the Demised Premises to seep into other portions of the Building.

            10. No acids, vapor or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse by any tenant of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

            11. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Building or inside the premises if visible from outside of the Building, without the prior written consent of the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed by each tenant at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

            12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect, unless tenant provides the Landlord with a duplicate key. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to the Landlord.

            13. No tenant shall mark, paint, drill into or in any way deface any part of the Building or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which will not be unreasonably withheld or delayed, and as Landlord may reasonably direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

            14. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

            15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

            16. The requirements of tenants will be attended only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

            17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

            18. The tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

            19. If the premises demised to any tenant become infested with vermin caused by such tenant, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord and shall employ such exterminators therefor as shall be approved by Landlord.

            20. No bicycle or other vehicle and no animals shall be allowed in the showrooms, offices, halls, corridors or any other parts of the Building.

                                   SCHEDULE D

                             CLEANING SPECIFICATIONS

                                       for

                      622 Third Avenue, New York, New York

Landlord will perform cleaning services in the Demised Premises and related areas as follows:

NIGHTLY

            Empty and wipe clean all ash trays.

            Empty and wipe clean all waste receptacles.

            Wipe clean all areas within hand high reach; including but not limited to window sills, wall ledgers, chairs, desks, tables, baseboards, file cabinets, convector enclosures, pictures and all manner of office furniture.

            Wipe clean all glass top desks and tables.

            Sweep with treated cloths all composition tile flooring.

            Carpet sweep all carpeted areas, and vacuum clean weekly.

PUBLIC LAVATORIES (Nightly or as otherwise designated)

            Wash and dry all bowls, seats urinals, washbasins and mirrors.

            Wash and wipe dry all metal work.

            Insert toilet tissue, toweling and soap in dispensers; materials to be supplied by Tenant.

            Empty paper towel and sanitary napkin disposal receptacles and remove to designated area.

            Sweep and wash floors.

            Wipe clean all sills, partitions and ledges.

            Wipe clean exterior of waste cans and dispensing units.

            Wash both partitions monthly.

            Wash tile walls monthly.

            Wash and dry interior of waste cans and sanitary disposal containers weekly. Machine scrub flooring monthly.

            Dust exterior of light fixtures monthly.

FLOOR MAINTENANCE

            High Dusting Public Areas.

            High dust all walls, ledges, pictures, anemostats, registers, grilles, etc., not reached in normal nightly cleaning quarterly.

WINDOW CLEANING SERVICES

            Clean all exterior windows, inside and out periodically during the year, as Landlord deems necessary.

RUBBISH REMOVAL SERVICES

            Remove all ordinary dry rubbish and paper only from the office premises of the Demised Premises daily, Monday through Friday, holidays excepted.

                                   SCHEDULE E

                                   DEFINITIONS

            (a) The term MORTGAGE shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term MORTGAGEE shall include such a trustee.

            (b) The terms INCLUDE, INCLUDING and SUCH AS shall each be construed as if followed by phrase "without being limited to".

            (c) The term OBLIGATIONS OF THIS LEASE, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

            (d) The term TENANT'S OBLIGATIONS HEREUNDER, and words of like import, and the term LANDLORD'S OBLIGATIONS HEREUNDER, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to PERFORMANCE of either party's obligations under this lease shall be construed as "performance and observance".

            (e) Reference to Tenant being or not being IN DEFAULT HEREUNDER, or words of like import, shall mean that Tenant is in default, after any applicable notice and cure periods, in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default, after any applicable notice and cure periods, in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 16.01 has occurred and continues or has not occurred or does not continue, as the case may be.

            (f) References to Landlord as having NO LIABILITY TO TENANT or being WITHOUT LIABILITY TO TENANT, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Demised Premises, except as expressly set forth in this Lease.

            (g) The term LAWS AND/OR REQUIREMENTS OF PUBLIC AUTHORITIES and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and


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

borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

            (h) The term REQUIREMENTS OF INSURANCE BODIES and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

            (i) The term REPAIR shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

            (j) Reference to TERMINATION OF THIS LEASE includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at 5:00 p.m. of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

            (k) The term TENANT shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation or a limited liability company, all of the persons, firms and corporations then comprising Tenant.

            (l) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

            (m) The rule of EJUSDEM GENERIS shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.


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

                                TABLE OF CONTENTS

ARTICLE                                                           PAGE
-------                                                           ----
1.    Premises; Term.................................................1
2.    Commencement of Term...........................................1
3.    Rent...........................................................3
4.    Use............................................................5
5.    Alterations, Fixtures..........................................6
6.    Repairs........................................................9
7.    Floor Load; Noise.............................................10
8.    Laws, Ordinances, Requirements of Public Authorities..........10
9.    Insurance.....................................................13
10.   Damage by Fire or Other Cause.................................15
11.   Assignment, Subletting, Mortgaging............................16
12.   Liability of Landlord and Indemnity by Tenant.................23
13.   Moving of Heavy Equipment.....................................25
14.   Condemnation..................................................26
15.   Entry, Right to Change Public Portions of the Building........27
16.   Conditional Limitations, Etc..................................28
17.   Mechanic's Liens..............................................33
18.   Landlord's and Tenant's Right to Perform Obligations..........34
19.   Covenant of Quiet Enjoyment...................................34
20.   Excavation....................................................35
21.   Services and Equipment........................................35
22.   Escalation....................................................39
23.   Electricity...................................................45
24.   Broker........................................................47
25.   Subordination and Ground Lease................................48
26.   Estoppel Certificate..........................................51
27.   Waiver of Jury Trial..........................................52
28.   Surrender of Premises.........................................52
29.   Rules and Regulations.........................................53
30.   Successors and Assigns and Definitions........................53
31.   Notices.......................................................54
32.   No Waiver; Entire Agreement...................................55
33.   Captions......................................................57
34.   Inability to Perform..........................................57
35.   No Representations by Landlord................................58
36.   Rent Control..................................................58
37.   Landlord's Contribution.......................................59
38.   Additional Space..............................................60
39.   Option for Renewal Term.......................................63
40.   Arbitration...................................................65


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                                TABLE OF CONTENTS

41.   Supplemental Air Conditioning.................................66
42.   Roof Equipment  ..............................................67
      Testimonium and Signatures....................................68
      Acknowledgments 69
      Schedule A      Floor Plan....................................70
      Schedule B      Description of Land...........................71
      Schedule C      Rules and Regulations.........................72
      Schedule D      Cleaning Specifications.......................76
      Schedule E      Definitions...................................78

                    ----------------------------------------

                            622 BUILDING COMPANY LLC

                                                 Landlord,

                               TMP WORLDWIDE, INC.

                                                 Tenant.

                    ----------------------------------------

                                   ----------

                                      LEASE

                                   ----------

Premises:   622 Third Avenue
            New York, New York 10022
            Entire 36TH, 37th, 38th and 39th Floors